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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on                                    , 2008

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Penn National Gaming, Inc. (the "Company"), a Pennsylvania corporation, will be held on                        , 2008, at             a.m., local time, at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103 for the following purposes:

          1.     To elect two Class III directors for a 3-year term and until their respective successors are duly elected and qualified.

          2.     To approve the Company to utilize a "private placement" instead of a "public offering" if the Company elects to issue shares of common stock to redeem its Series B Redeemable Preferred Stock.

          3.     To approve the Company's 2008 Long Term Incentive Compensation Plan.

          4.     To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008.

          5.     To consider and transact such other business as may properly come before the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

        Only shareholders of record at the close of business on                                    , 2008 are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a proxy.

                      By order of the Board of Directors,

                      Robert S. Ippolito
                       Secretary

Wyomissing, Pennsylvania
                        , 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU CAN ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING BY SUBMITTING YOUR INSTRUCTIONS BY PHONE, BY INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON                        , 2008.

        Penn National Gaming, Inc.'s Proxy Statement for the 2008 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2007, are available via the Internet at                        .

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
Record Date and Shares Outstanding	1
Revocability of Proxies	1
Voting and Solicitation	1
GOVERNANCE OF THE COMPANY	2
Board of Directors	2
Compensation of Directors	6
Shareholder Access Policy	7
PROPOSAL 1—ELECTION OF CLASS III DIRECTORS	8
Information about Nominees and Other Directors	8
Additional Class II Director	9
PROPOSAL NO. 2—APPROVAL FOR THE COMPANY TO UTILIZE A "PRIVATE PLACEMENT" INSTEAD OF A "PUBLIC OFFERING" IF THE COMPANY ELECTS TO ISSUE SHARES OF COMMON STOCK TO REDEEM ITS SERIES B REDEEMABLE PREFERRED STOCK	10
Overview	10
Sale of the Series B Redeemable Preferred Stock	11
Description of the Series B Redeemable Preferred Stock	11
Impact of Approval of this Proposal on Shareholders	12
PROPOSAL NO. 3—APPROVAL OF THE COMPANY'S 2008 LONG TERM INCENTIVE COMPENSATION PLAN	14
Description of the 2008 Plan	15
Awards Not Determinable	21
EQUITY COMPENSATION PLAN INFORMATION	22
PROPOSAL NO. 4—RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008	23
COMPENSATION DISCUSSION AND ANALYSIS	24
Executive Summary	24
Objectives of the Compensation Program	26
Compensation Philosophy	26
Elements of the Compensation Program	27
Other Compensation Policies	34
Impact of Regulatory Requirements	34
Report of the Compensation Committee	35
Summary Compensation Table	36
All Other Compensation Table	37
2007 Grants of Plan-Based Awards	38
Outstanding 2007 Equity Awards at Fiscal Year-End	39
2007 Option Exercises and Stock Vested	40
2007 Nonqualified Deferred Compensation	40
Employment Agreements	42
Potential Payments Upon Termination or Change in Control	44

i

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT	50
Notes to Security Ownership of Principal Shareholders and Management Table	51
TRANSACTIONS WITH RELATED PERSONS	52
Compensation Committee Interlocks and Insider Participation	53
AUDIT COMMITTEE REPORT	54
OTHER MATTERS	55
Section 16(a) Beneficial Ownership Reporting Compliance	55
Advanced Notice Provision	55
2009 Annual Meeting of Shareholders	55
Shareholder Proposals	55
Householding of Proxy Materials	56
Incorporation by Reference	56

ii

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
                        , 2008

        This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the "Company") on or about                                     , 2008, in connection with the solicitation of proxies for use at the Company's 2008 Annual Meeting of Shareholders ("Annual Meeting") to be held on                                    , 2008 at                          , local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103. This solicitation is being made on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board").

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        The Board of Directors has set the close of business on                        , 2008 as the record date ("Record Date") for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. On the Record Date,                         shares of the Company's common stock were issued and outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

        The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes, which all shareholders are entitled to cast, is necessary for a quorum to be present at the Annual Meeting. Each share of the Company's common stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

        The shares represented by all valid proxies received by phone, by internet or by mail, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and if no choice is specified, will be voted for each of the nominees for director set forth in this Proxy Statement. Assuming a quorum is present, (a) the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for directors will be elected to serve on the Company's Board of Directors; and (b) the affirmative vote of a majority of the votes cast is required for each of (i) the approval for the Company to utilize a "private placement" instead of a "public offering" if the Company elects to issue shares of common stock to redeem its Series B

Redeemable Preferred Stock, (ii) the approval of the Company's 2008 Long Term Incentive Compensation Plan and (iii) the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008. The Board knows of no other matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy or their duly appointed substitutes acting at the meeting will be authorized to vote or otherwise act with their judgment on those matters. For purposes of determining the number of votes cast, only those cast "for" or "against" are counted. Abstentions and broker non-votes are not considered "cast" but are counted for purposes of determining whether a quorum is present at the Annual Meeting.

        It is expected that the solicitation of proxies will be conducted primarily by mail. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet. In addition, the Company has engaged the services of Innisfree M&A Incorporated, a third party proxy solicitation firm, to assist in its proxy solicitation efforts. The Company estimates that the fees to be paid to Innisfree M&A Incorporated for this service will be approximately $25,000, plus reimbursement for out-of-pocket expenses.

GOVERNANCE OF THE COMPANY

        The Company's Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Board adheres to corporate governance practices which the Board and senior management believe promote this objective and are sound. The Company regularly reviews these governance practices, Pennsylvania law (the state in which the Company is incorporated), the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "Marketplace Rules"), and the U.S. Securities and Exchange Commission (the "SEC") regulations, as well as best practices suggested by recognized governance authorities.

Board of Directors

        The Company's Board of Directors currently consists of six members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules.

        The Board of Directors held 16 meetings during the fiscal year ended December 31, 2007. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of all committees of the Board of which he or she was a member held during the fiscal year ended December 31, 2007.

        The Company has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating Committee.

         Audit Committee.    John M. Jacquemin (Chairman), Harold Cramer and Barbara Z. Shattuck are the members of the Audit Committee. The Board has determined that Messrs. Jacquemin and Cramer and Ms. Shattuck are independent under the current Marketplace Rules and the SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules, which is available at http://www.pngaming.com/main/corporategovernance.shtml, and met 9 times in 2007.

        The Board has determined that Mr. Jacquemin, the Chairman of the Audit Committee, satisfies the SEC criteria of a "financial expert" and is "financially sophisticated" for the purposes of the Marketplace Rules. Because of his position as one of five trustees for the Carlino Family Trust, an irrevocable trust (see "Security Ownership of Principal Shareholders and Management" beginning on page 50 of this Proxy Statement), Harold Cramer falls outside the SEC safe harbor providing that a person will not be deemed an affiliate for purposes of determining audit committee member independence if he or she beneficially owns 10% or less of an issuer's voting stock. Mr. Cramer's voting and investment power in connection with the shares of the Company's common stock held by the Carlino Family Trust is, however, shared with the other trustees. Peter M. Carlino has the sole power to vote the shares held by the Carlino Family Trust, except in the case of a sale of all or substantially all of the Company's assets, a merger where the Company will not be the surviving entity or a liquidation where the manner in which the trust's shares are voted is determined by a vote of all five trustees. The Board considered Mr. Cramer's beneficial ownership as a result of being a trustee of the Carlino Family Trust. In light of the beneficiaries and purposes of the Carlino Family Trust, the Board has determined that Mr. Cramer is independent for the purpose of the SEC regulations and the Marketplace Rules.

        The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and internal control system; appoint, compensate and, where appropriate, discharge and replace the Company's independent registered public accounting firm; oversee, review and appraise the audit efforts of the Company's independent registered public accounting firm; and maintain free and open communication with and among the independent registered public accounting firm, financial and senior management, and the Board of Directors. In addition, the Audit Committee is responsible for reviewing and appraising the audit efforts of the Company's internal auditors.

         Compensation Committee.    Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are members of the Compensation Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent for the purposes of the Marketplace Rules. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available at http://www.pngaming.com/main/corporategovernance.shtml, and met 6 times in 2007.

        The Compensation Committee has authority to evaluate the annual performance of the Chief Executive Officer ("CEO") and other executive officers and set their annual compensation, which includes:

  •
  setting salary, bonus, stock options and other benefits; and

  •
  reviewing and approving, consistent with the compensation philosophy adopted by the Compensation Committee, any annual incentive compensation plan for the CEO and other executive officers, and the related review and approval of the performance criteria, goals and objectives provided for in such plan.

        The Compensation Committee is in charge of reviewing executive compensation programs annually to determine whether they are properly coordinated and achieving their intended purposes as well as periodically reviewing the policies for administration of the Company's executive compensation programs.

        The Compensation Committee is also responsible for:

  •
  assessing the Company's management succession planning;

  •
  approving the number of option awards that the CEO may grant to employees other than executive officers; and

  •
  administering and interpreting the Company's Amended and Restated 1994 Stock Option Plan, as amended (the "1994 Stock Option Plan"), the 2003 Long Term Incentive Compensation Plan, the Annual Incentive Plan and, if approved by the Company's shareholders, the 2008 Long Term Incentive Compensation Plan.

        The Board of Directors is responsible for setting director compensation as well as adopting the Company's equity compensation plans and any amendments thereto. The Compensation Committee assists the Board in this role by reviewing and recommending the structure and amount of director compensation as well as by reviewing and recommending new equity compensation plans and changes to existing equity compensation plans.

        The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants or advisors. The Compensation Committee routinely holds executive sessions without management.

        The Chairman of the Compensation Committee is responsible for leadership of the Compensation Committee and sets meeting agendas. The Compensation Committee may form subcommittees and delegate authority to them, as it deems appropriate.

        The CEO gives performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Compensation Committee considers the CEO's recommendations with the assistance of a compensation consultant and sets the compensation of the executive officers (other than the CEO) based on such deliberations. The Compensation Committee sets the CEO's compensation in executive session without any member of management present. The CEO and the Senior Vice President, Human Resources, generally attend Compensation Committee meetings, but neither are present for executive sessions or any discussion of their own compensation. The Compensation Committee has engaged Strategic Apex Group LLC ("Strategic Apex"), a third party executive compensation consulting firm, to provide advice and assistance to them and to management in the area of executive and non-employee director compensation for the Company. The consultant reports directly to the Compensation Committee and has been authorized by them to work with certain executive officers of the Company as well as other employees in the Company's human resources, legal, and finance departments in connection with the consultant's work for the Committee. Strategic Apex attends the majority of the Compensation Committee meetings and provides assistance and advice regarding executive and director compensation to the Compensation Committee, which includes accumulating and summarizing market data at the request of the Compensation Committee regarding compensation of the Company's executives in comparison to its competitors. Strategic Apex also gathers data and provides advice regarding the Company's performance relative to the appropriate peer group of competitor companies, the structure of annual and long-term incentive compensation, the appropriateness of financial and other performance measures and the design of equity incentive plans.

         Compliance Committee.    The Compliance Committee has three members. David A. Handler and Robert P. Levy are the current Board members of the Compliance Committee. Steve Ducharme, a consultant to the Company who served as a member of the Nevada State Gaming Control Board from January 1991 to January 2001, including two years as Chairman, is the Chairman of the Compliance Committee. The Compliance Committee was established to ensure, through self-regulatory procedures, compliance with applicable laws relating to the Company's gaming and racing businesses and to prevent, to the fullest extent possible, any involvement by the Company in any activities that would pose a threat to the reputation and integrity of the Company's gaming and racing operations. The Compliance Committee operates under a written charter adopted by the Board of Directors and met 9 times in 2007.

         Nominating Committee.    Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are the members of the Nominating Committee. The Board has determined that Messrs. Cramer and

Handler and Ms. Shattuck are independent under the Marketplace Rules. The Nominating Committee is responsible for identifying and recommending, for the Board's selection, nominees for election to the Board and advising the Board with respect to Board structure, composition and size of the Board and its committees. The Nominating Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules, which is available at http://www.pngaming.com/main/corporategovernance.shtml, and met 1 time in 2007.

        The Nominating Committee considers candidates for Board membership suggested by, among others, its members, other Board members and management. The Nominating Committee has authority to retain a search firm to assist in the identification of director candidates. In selecting nominees for director, the Nominating Committee considers a number of factors, including, but not limited to:

  •
  whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or a similar position) of a company as large or larger than the Company;

  •
  a candidate's ability to meet the suitability requirements of all relevant regulatory agencies;

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  a candidate's ability to represent the interests of the shareholders;

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  a candidate's independence from management and freedom from potential conflicts of interest with the Company;

  •
  a candidate's financial literacy, including whether the candidate will meet the audit committee membership standards set forth in the Marketplace Rules;

  •
  whether a candidate is widely recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;

  •
  a candidate's ability to work constructively with the Company's management and other directors; and

  •
  a candidate's availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.

        During the process of considering a potential nominee, the Nominating Committee may request additional information about, or an interview with, the potential nominee.

        The Nominating Committee will also consider recommendations of nominees for directors by shareholders who have beneficially owned at least 1% of the Company's common stock for a continuous period of not less than 12 months before making such recommendation, provided that such recommendation is in proper written form and timely received by the Secretary of the Company. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 60 days before or after the anniversary date, which is the case for the 2008 annual meeting and will be the case for the 2009 annual meeting, notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a shareholder's notice must contain (i) the name, age, business address and residence address of the recommended nominee, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to

Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder. In addition, the shareholder's notice must contain (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each recommended nominee and any other person or persons (including their names) pursuant to which the recommendations are to be made by such shareholder and (iv) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must also be accompanied by a written consent of each recommended nominee to provide all information necessary to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the Company is then subject and such additional information concerning the nominee as may be requested by the Nominating Committee and/or Board of Directors and being named as a nominee and to serve as a director if nominated and if elected. In evaluating recommendations received from shareholders, the Committee will apply the criteria and follow the process described above.

         Employee Code of Conduct.    The Company has a Code of Business Conduct (the "Code of Conduct"), which is applicable to all employees of the Company, including the Company's principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is designed, among other things, to deter wrongdoing and promote ethical conduct, full and accurate reporting in the Company's SEC filings, and compliance with applicable laws. Compliance personnel at the Company's properties report to the Chief Compliance Officer and the property executive or general manager. A copy of the current Code of Conduct has been included as Exhibit 14.1 to the Annual Report on Form 10-K for the year ended December 31, 2007 and is available on the Company's website at http://www.pngaming.com/main/corporategovernance.shtml.

Compensation of Directors

        The Company pays director fees to each director who is not an employee of the Company. During the year ended December 31, 2007, each outside director received an annual retainer fee of $50,000 and reimbursement for out-of-pocket expenses in connection with their attendance at meetings. In addition, members of the Audit Committee and Compensation Committee each received an annual retainer fee of $10,000 and $5,000, respectively. Non-employee directors did not receive a separate retainer fee for membership on the Nominating Committee or the Compliance Committee. In addition, in 2007, the Compensation Committee approved a grant to each non-employee director of options to purchase 30,000 shares of common stock of the Company. The exercise price of the options granted to non-employee directors is equal to the fair market value of the Company's common stock on the date of the grant. The options vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary, but accelerate immediately upon a change in control. Pursuant to the terms of the Company's 2003 Long Term Incentive Compensation Plan, under which the options were granted, fair market value is equal to the closing price of the Company's common stock on the trading day immediately preceding the date of grant.

        On April 25, 2007, the Company's Board of Directors established stock ownership guidelines for non-employee directors of the Company. Each non-employee director is expected to own and hold shares of common stock equal in value to at least three times the annual cash retainer (exclusive of separate meeting fees) for non-employee directors in the applicable year. Current non-employee directors have a period of three years from April 25, 2007 to achieve this ownership level. New non-employee directors will have a period of three years from the date of initial election to achieve this ownership guideline.

        As previously reported, due to the proposed merger (the "Merger") contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 2007, by and among the Company, certain affiliates of Fortress Investment Group LLC ("Fortress") and certain affiliates of Centerbridge Partners, L.P. ("Centerbridge"), the Company's Board of Directors determined that the compensation to be paid in 2008 to non-employee directors be composed of a fixed amount of cash compensation (with no special payment, meeting fees or equity grants). Each non-employee director was to receive $150,000, 50% of which was paid on January 25, 2008, and the balance of which was being paid in equal monthly installments throughout 2008 (with the total balance payable at the time of the closing of the Merger). At June 30, 2008, each non-employee director had received $112,500. The Board of Directors also indicated that it would consider whether additional equity grants were appropriate if the Merger was not consummated. Accordingly, on August 8, 2008, the Company's Board of Directors approved changes to the 2008 compensation for the non-employee directors to discontinue any further cash payments for 2008 and to grant to each non-employee director options to purchase 20,000 shares of common stock of the Company at an exercise price of $29.34 per share. The options vest over four years, 25% on the first anniversary of date of grant and 25% on each succeeding anniversary, but accelerate immediately upon a change in control. Pursuant to the terms of the Company's 2003 Long Term Incentive Compensation Plan, under which the options were granted, fair market value is equal to the closing price of the Company's common stock on the trading day immediately preceding the date of grant.

  2007 Director Compensation Table

        The following table sets forth information with respect to all compensation awarded to the Company's non-employee directors during the last completed fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Harold Cramer	65,000	502,998	567,998
David A. Handler	55,000	502,998	557,998
John M. Jacquemin	60,000	502,998	562,998
Robert P. Levy	50,000	502,998	552,998
Barbara Z. Shattuck	65,000	498,145	563,145

(1)
The amounts listed above reflect the dollar value recognized, in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Share-Based Payment," ("SFAS 123(R)"), for financial statement reporting purposes during 2007 for all existing stock option awards. Assumptions used in the calculation of these amounts are included in footnote 4 to the Company's audited financial statements beginning on page 67 of the Company's Annual Report on Form 10-K. In fiscal 2007, each non-employee director received options to purchase 30,000 shares of the Company's common stock, which had a grant date fair value of $475,560. At December 31, 2007, the aggregate number of outstanding stock options held by each non-employee director was: Mr. Cramer—180,000; Mr. Handler—240,000; Mr. Jacquemin—195,000; Mr. Levy—97,500; and Ms. Shattuck—150,000.

Shareholder Access Policy

        Shareholders who wish to communicate with directors should do so by writing to Penn National Gaming, Inc., Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company's Audit Committee.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

Information about Nominees and Other Directors

        The Company's Board of Directors currently consists of six members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules. Two Class III directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company's bylaws, until the annual meeting of shareholders of the Company to be held in the year 2011 and until their respective successors are duly elected and qualified.

        The following table sets forth the name, age, principal occupation and respective service dates of each person who has been nominated to be a director of the Company. Each nominee has consented to be named as a nominee and, to the knowledge of the Company, is willing to serve as a director, if elected. Should either of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of the one who remains as a nominee and may be voted for a substitute nominee.

Name of Nominee	Age	Principal Occupation	Director Since	Term Expires
Peter M. Carlino	62	Chairman of the Board and Chief Executive Officer of the Company	1994	2008
Harold Cramer	81	Retired Partner, Schnader Harrison Segal & Lewis LLP; Retired Chairman and Chief Executive Officer of the Graduate Health System	1994	2008

        Messrs. Carlino and Cramer are standing for re-election based upon the judgment, skill and dedication they have previously demonstrated as Board members.

         Peter M. Carlino.    Mr. Carlino has served as the Company's Chairman of the Board and Chief Executive Officer since April 1994. Since 1976, he has been President of Carlino Capital Management Corp. (formerly known as Carlino Financial Corporation), a holding company which owns and operates various Carlino family businesses, in which capacity he has been continuously active in strategic planning and monitoring the operations.

         Harold Cramer.    Mr. Cramer has been a director since 1994. Until November 1996, Mr. Cramer was the Chairman and Chief Executive Officer of the Graduate Health System. From November 1996 to July 2000, Mr. Cramer was Counsel to Mesirov Gelman Jaffe Cramer & Jamieson, LLP, which merged with Schnader Harrison Segal & Lewis LLP in July 2000. Mr. Cramer is now a retired partner of Schnader Harrison Segal & Lewis LLP.

        The following table sets forth the name, age, principal occupation and respective service dates of each person who will continue as a director after the Annual Meeting.

Name	Age	Principal Occupation	Director Since	Term Expires
Class I Directors:
David A. Handler	43	Partner, Centerview Partners	1994	2009
John M. Jacquemin	62	President, Mooring Financial Corporation	1995	2009
Class II Directors:
Robert P. Levy	77	Chairman of the Board, DRT Industries, Inc.	1995	2010
Barbara Z. Shattuck	57	Principal, Shattuck Hammond Partners, LLC	2004	2010

         David A. Handler.    Mr. Handler has been a director since 1994. In August 2008, Mr. Handler joined Centerview Partners as a Partner. Centerview Partners is a boutique financial advisory and private equity firm. From April 2006 to August 2008, he was a Managing Director at UBS Investment Bank. From April 2000 until April 2006, he was a Senior Managing Director at Bear Stearns & Co., Inc. From July 1995 to April 2000, Mr. Handler was employed by Jefferies & Company, Inc. where he became a Managing Director in March 1998.

         John M. Jacquemin.    Mr. Jacquemin has been a director since 1995 and is President of Mooring Financial Corporation. Mooring Financial Corporation is a group of financial services companies founded by Mr. Jacquemin in 1982 that specialize in the purchase and administration of commercial loan portfolios.

         Robert P. Levy.    Mr. Levy has been a director since 1995. He is the past Chairman of the Board of the Atlantic City Racing Association and served a two-year term from 1989 through 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960 and is currently on the Board of Directors of Betfair Limited. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation. Mr. Levy is a director of Fasig-Tipton Company, an equine auction company.

         Barbara Z. Shattuck.    Ms. Shattuck has been a director since 2004. She is a Managing Director of Shattuck Hammond Partners LLC, an investment banking firm, which is a subsidiary of Morgan Keegan, a Regions Company. Prior to co-founding Shattuck Hammond in 1993, Ms. Shattuck spent 11 years at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she co-founded. From 1976 to 1982 she was a Vice President of Goldman, Sachs & Co. Ms. Shattuck began her career as a municipal bond analyst at Standard & Poor's Corporation. Ms. Shattuck is a member of the board of directors of Sun Life Insurance & Annuity Company of New York.

Additional Class II Director

        In connection with the termination of the Merger Agreement, the Company entered into an Investor Rights Agreement with an affiliate of Fortress, an affiliate of Centerbridge, Deutsche Bank Investment Partners, Inc. and Wachovia Investment Holdings, LLC (collectively, the "Investors") providing for, among other things, the appointment of one designee identified by the Investors to serve as a Class II director on the Board of Directors (the "Investor Designee") until the next election of Class II directors at the 2010 annual meeting of shareholders. The Investors will retain the right to appoint an Investor Designee for so long as one or more affiliates of Fortress hold at least two-thirds of the shares of the Company's Series B Redeemable Preferred Stock issued to them. The Company is required to use commercially reasonable efforts to cause the election of the Investor Designee at the 2010 annual meeting of shareholders and at each meeting thereafter at which an Investor Designee is up for election.

        The initial Investor Designee is Wesley R. Edens and his appointment as a Class II director will be effective upon the receipt of certain regulatory approvals and the issuance of the Series B Redeemable Preferred Stock to the Investors. Mr. Edens is the founding principal, Chief Executive Officer and Chairman of the Board of Directors of Fortress.

        The Board of Directors unanimously recommends that the shareholders vote "FOR" each of the nominees.

PROPOSAL NO. 2—APPROVAL FOR THE COMPANY TO UTILIZE A "PRIVATE PLACEMENT" INSTEAD OF A "PUBLIC OFFERING" IF THE COMPANY ELECTS TO ISSUE SHARES OF COMMON STOCK TO REDEEM ITS SERIES B REDEEMABLE PREFERRED STOCK.

Overview

        Based on the Company's interpretation of the applicable accounting literature, the Company believes that, when issued, a portion of the Series B Redeemable Preferred Stock of the Company (the "Series B") will need to be classified as "mezzanine" or "temporary" equity on the Company's consolidated balance sheet unless the shareholder approval requested by Proposal No. 2 is received. In general, mezzanine equity is a concept utilized to describe a financial instrument that has both debt-like and equity-like attributes. The Company's concern with mezzanine equity is that the accounting guidance for this concept is evolving, and therefore there is little precedent available to the Company to evaluate how carrying an instrument as mezzanine equity may impact the future cost or availability of capital. In order to eliminate this uncertainty, the Company is requesting your approval to utilize a private placement offering, instead of a public offering, to redeem the Series B in the event that the Company elects to redeem the Series B using common stock. This will allow the Company to classify all the Series B as "permanent equity," which is the same accounting classification that the Company uses for its common stock.

        Your approval is sought solely with respect to a particular redemption feature of the Series B. Neither Pennsylvania law nor the Company's charter or bylaws require the Company to obtain shareholder approval for the issuance or redemption of the Series B. However, as the Company's common stock is traded on the NASDAQ Global Select Market, the Company is subject to the Marketplace Rules. Marketplace Rule 4350(i)(1)(B) requires companies with securities traded on NASDAQ to obtain shareholder approval prior to issuing shares of common stock or securities convertible into or exercisable for shares of common stock that could result in a "change in control" of such issuing company. As more fully described in the Statement with Respect to Shares for the Series B (the "Series B Terms"), a copy of which was filed with the Company's Current Report on Form 8-K on July 9, 2008, the Series B Terms require the Company to redeem all of the Series B on June 30, 2015 for cash, provided the Company may elect on or prior to June 1, 2015 to pay all or part of the redemption price in shares of common stock. If the Company were to redeem the Series B at maturity by issuing shares of common stock, it would need to issue between 18.7 million shares and 27.8 million shares of common stock, representing approximately 18% to 24% of outstanding common stock outstanding as of August 27, 2008. The issuance of up to 24% of the Company's then outstanding common stock in a private placement could be deemed to constitute an actual or potential "change in control" of the Company for purposes of Marketplace Rule 4350(i)(1).

        The Series B Terms provide that, if the Company elects to use common stock to redeem the Series B, and (i) the number of shares to be issued exceeds the amount that the Company may issue without shareholder approval pursuant to the NASDAQ rules, in particular Marketplace Rule 4350(i)(1)(B) (the number of such shares exceeding such amount, the "Excess Shares"), and (ii) the issuance of any Excess Shares has not been so approved by the Company's shareholders, then the Company may issue shares directly to the holders of the Series B, up to the amount that the Company may issue without shareholder approval pursuant to the NASDAQ rules, and Excess Shares will be sold by the Company pursuant to a public offering, the proceeds of which shall be delivered to the holders of the Series B to satisfy the Company's redemption obligation (a "Public Offering Redemption"). However, if the Company obtains shareholder approval of the issuance of the Excess Shares, the Company will be permitted under Marketplace Rule 4350(i)(1)(B) and the Series B Terms to issue shares of common stock to satisfy up to the entire amount of the redemption price directly to the holders of the Series B (a "Private Placement Redemption").

        The accounting rules require securities with redemption features that are not solely within the control of the issuer to be classified outside of permanent equity, and until the Company's shareholders have approved the issuance of any Excess Shares in a private placement, the terms by which the Company may redeem Series B holders are contingent on the result of a shareholder vote. Therefore, the Company would be required to classify the Excess Shares' portion of the Series B as mezzanine equity. The Company is requesting that shareholders authorize the Company to have the option to conduct a Private Placement Redemption, in satisfaction of the requirements of Marketplace Rule 4350(i)(1), so that it may classify all of the Series B as permanent equity on its consolidated balance sheet.

        For additional information on the accounting standards applicable to the Series B, shareholders may refer to Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," Securities and Exchange Commission Accounting Series Release No. 268, "Presentation in Financial Statements of Redeemable Preferred Stocks," Topic No. D-98, "Classification and Measurement of Redeemable Securities," and Emerging Issues Task Force Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

Sale of the Series B Redeemable Preferred Stock

        As previously disclosed, on July 3, 2008, the Company entered into an agreement with certain affiliates of Fortress and Centerbridge to terminate the Merger Agreement. In connection with the termination of the Merger Agreement, the Company agreed to receive a total of $1.475 billion, consisting of a $225 million cash termination fee (the "Settlement Amount") and $1.25 billion (the "Purchase Price") for the purchase of 12,500 shares of Series B pursuant to a Stock Purchase Agreement, dated as of July 3, 2008, among the Company, FIF V PFD LLC (an affiliate of Fortress), Centerbridge Capital Partners, L.P. (an affiliate of Centerbridge), Deutsche Bank Investment Partners, Inc. and Wachovia Investment Holdings, LLC (the "Purchase Agreement"). Consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain conditions, including, but not limited to, the receipt of required approvals from certain gaming authorities. For a complete copy of the Purchase Agreement and the other agreements entered into by the Company in connection therewith, please refer to the Current Report on Form 8-K filed by the Company on July 9, 2008.

Description of the Series B Redeemable Preferred Stock

        The Series B is generally non-voting, but possesses voting rights with respect to certain extraordinary events. The Series B is entitled to vote with the common stock on an as-converted basis with respect to any change-in-control or other significant transaction if the consideration to be paid to shareholders is less than $45 per share (which amount is subject to adjustment in certain circumstances). In addition, the approval of holders of a majority of the Series B shares is required to authorize (i) special dividends to security holders of the Company, (ii) issuance by the Company of equity securities senior to or on a parity with the Series B, (iii) stock repurchases, including but not limited to, by means of a tender offer which is funded by an asset sale outside the ordinary course (other than repurchases in the open market and repurchases by tender offer at not greater than a 20% premium) and (iv) certain amendments to the Series B Terms. The Series B has an aggregate liquidation preference equal to the Purchase Price, subject to certain adjustments. In addition, the Series B Terms provide that the Series B participates in any dividends paid on the common stock. To the extent that the Company pays a special dividend, such special dividend will reduce the amount to be paid to the holders of Series B upon a liquidation or redemption. For a complete copy of the Series B Terms, please refer to the Current Report on Form 8-K filed by the Company on July 9, 2008.

        The Company is required to redeem all of the outstanding shares of Series B on June 30, 2015 unless a change-in-control transaction in which all shares of common stock receive consideration in the transaction has occurred prior to that time. In the event of such a change in control transaction, the holders of Series B will receive cash and/or other consideration in such transaction (the same consideration as the common shareholders receive) with a value equal to the net present value of the Purchase Price, subject to increase or decrease in the event that the value of the consideration paid to the common stock is greater than $67 per share or less than $45 per share, respectively, which thresholds are subject to adjustment in certain circumstances.

        The redemption price to be paid to the holders of the Series B on June 30, 2015 is equal to the Purchase Price subject to increase or decrease in the event that the average trading price of the common stock (measured over the 20 consecutive trading days prior to May 26, 2010) is greater than $67 per share or less than $45 per share, respectively. There is no coupon payable with respect to the Series B. The Company shall redeem all of the Series B for cash, provided the Company may elect on or prior to June 1, 2015 to pay all or part of the redemption price in shares of common stock.

        If the Company does not obtain shareholder approval being sought by this proposal and elects to use common stock to redeem the Series B, the Company may issue such shares directly to the holders of the Series B up to the amount that the Company may issue without shareholder approval pursuant to the NASDAQ rules, and Excess Shares will be sold by the Company pursuant to a public offering, the proceeds of which shall be delivered to the holders of the Series B to satisfy the Company's redemption obligation. If the shareholders approve this proposal, the Company will not be required to conduct a public offering of any Excess Shares upon electing to satisfy the redemption price with shares of common stock, and may issue the requisite number of shares of common stock directly to the holders of the Series B in satisfaction of the Company's redemption obligation.

        The holders of the Series B will be subject to the Investor Rights Agreement, dated as of July 3, 2008, by and among an affiliate of Fortress, an affiliate of Centerbridge, Deutsche Bank Investment Partners, Inc. and Wachovia Investment Holdings, LLC, which among other things, contains a voting agreement requiring certain Series B holders to vote all of their shares of common stock as directed by the Company and a standstill agreement restricting the activities of certain Series B holders. In addition, Series B holders who may receive 20% or more of the outstanding common stock upon redemption would be subject to Subchapter 25G of the Pennsylvania Business Corporation Law of 1988, as amended (the "Control Share Statute"). The Control Share Statute prohibits any person or group who acquires more than 20% of the voting power of the Company from voting any securities held by such person unless the shareholders vote to accord voting rights to such securities within 90 days of the time such threshold was exceeded. Under the Series B Terms, unless such shareholder approval is obtained, the Series B holders are required to execute and deliver a proxy in favor of an attorney-in-fact to be designated by the Board of Directors covering the number of shares of common stock necessary to avoid the application of the Control Share Statute.

Impact of Approval of this Proposal on Shareholders

        The Company does not believe that approval by shareholders of this proposal will have an adverse impact on shareholders for the following reasons:

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  The Company is required to redeem the Series B on June 30, 2015, regardless of whether the shareholders grant the approval being sought in this Proposal 2.

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  In the event that the Company elects to utilize common stock to redeem the Series B, the dilutive impact economically of a Private Placement Redemption to the shareholders will be the same as a Public Offering Redemption.

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  In the event that the Company elects to utilize common stock to redeem the Series B, the rights of the Series B holders will be limited by the terms of the Investor Rights Agreement as well as potentially by the Control Share Statute.

        Conversely, approval of Proposal No. 2 by the shareholders would have the immediate benefit of permanent equity accounting treatment.

        The Board of Directors unanimously recommends that the shareholders vote "FOR" the approval of Proposal No. 2.

PROPOSAL NO. 3—APPROVAL OF THE COMPANY'S 2008 LONG TERM INCENTIVE COMPENSATION PLAN

        On August 20, 2008, the Board of Directors approved, subject to shareholder approval, the Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan (the "2008 Plan" or the "Plan"), under which 6,900,000 shares of the Company's common stock will be reserved for issuance. The 2008 Plan will not become effective until it is approved by the Company's shareholders and will expire on the tenth anniversary of the effective date. If shareholders approve this proposal, the 2008 Plan will not replace the 2003 Long Term Incentive Compensation Plan, which will remain in place until it terminates in 2013. However, the shares remaining available for issuance under such plan as of the date shareholder approval is received (anticipated to be approximately 1,478,000 will no longer be available for issuance and all future equity awards will be made pursuant to the 2008 Plan.

        The Company's Board of Directors believes that the equity awards available under the 2008 Plan are a critical element of the Company's continued success and recommends that you vote for the approval of the 2008 Plan for the following reasons:

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  The Company uses equity awards as a critical tool to attract and retain employees.

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  Equity awards create an employee ownership culture that in turn helps to drive shareholder value.

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  Annual equity awards are a key component of compensation for employees and non-employee directors.

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  The Company has designed the 2008 Plan to protect shareholder interests and promote shareholder value.

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  If the Company's shareholders do not approve the 2008 Plan, the Company will be compelled to increase the level of cash compensation to key employees and non-employee directors.

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  The Company has addressed any concerns shareholders may have about dilution through its share repurchase program.

         The Company uses equity awards as a critical tool to attract and retain employees.    The Company's Board of Directors believes that a primary factor in the Company's success has been its ability to attract and retain talented and experienced employees. The Company would have a significant disadvantage against its competitors in the race to attract and retain key employees in the gaming industry if it could not compensate employees with equity awards in addition to cash compensation. Equity awards not only serve as a key factor in attracting employees to the Company, but are also a valuable retention tool. Many of the Company's key employees are at risk of losing significant value if any such employee leaves the Company and his or her equity awards lapse.

         Equity awards create an employee ownership culture that in turn helps to drive shareholder value.    The grant of equity awards to employees and non-employee directors creates an atmosphere in which employees and non-employee directors think like owners and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company's shareholders. The Company's Board of Directors believes that this culture of employee ownership has been a significant contributing factor to the Company's success and will continue to play a vital role in future success.

         Annual equity awards are a key component of compensation for key employees and non-employee directors.    Annual equity awards are a significant component of the overall compensation structure for many of the Company's key employees and the Company's non-employee directors. As more fully discussed in the "Compensation Discussion & Analysis" commencing on page 24 of this Proxy Statement, the Company believes that the stock option program is the most important element of its compensation program since it most directly rewards key employees for the increase in shareholder value, for which performance historically ranks above the 90th percentile of general gaming industry results. Additionally, the Company has historically compensated its non-employee directors primarily through the issuance of stock options.

         The Company has designed the 2008 Plan to protect shareholder interests and promote shareholder value.    Awards to employees under the 2008 Plan are administered by the Compensation Committee, which is comprised solely of non-employee, independent directors of the Board. The Compensation Committee has the authority and the discretion under the 2008 Plan to grant awards and to determine the form of awards to employees. Further, the vesting schedules for awards are designed to encourage employees to focus on the long-term success of the Company by requiring employees to remain with the Company for a number of years (typically four years) before all or a portion of their awards may be monetized. In addition to extended vesting periods, awards under the 2008 Plan are subject to cancellation for, among other things, resignation and termination for cause. Awards to non-employee directors under the 2008 Plan are administered by the Board or the Compensation Committee. The 2008 Plan does not permit the reduction of the exercise price of outstanding stock options or the granting of discounted stock options and does not provide for cash dividends or the equivalent, except with respect to restricted stock awards. Finally, the 2008 Plan includes a fungible share concept that requires the Company to count each share awarded as restricted stock, phantom stock units or any other full value stock award, as an award of 2.16 shares for purposes of counting the shares available for issuance under the Plan.

         If the Company's shareholders do not approve the 2008 Plan, the Company will be compelled to increase the level of cash compensation to key employees and non-employee directors.    The Company does not have a sufficient number of shares available under its 2003 Long Term Incentive Compensation Plan to continue to provide annual equity awards to employees and non-employee directors that are consistent with past practice. If shareholders do not approve the 2008 Plan, the Company may be forced to significantly increase cash compensation paid in 2009 and beyond to non-employee directors and to key employees to provide proper incentives. The shares remaining available for issuance under the 2003 Long Term Incentive Compensation Plan as of the date shareholder approval is received (anticipated to be approximately 1,478,000) will no longer be available for issuance and all future awards will be made pursuant to the 2008 Plan.

         The Company has addressed any concerns shareholders may have about dilution through its share repurchase program.    The Company understands and is sensitive to shareholders' concerns about dilution and has taken steps designed to alleviate those concerns. On July 3, 2008, the Company announced the Board's authorization to repurchase up to $200 million of the Company's common stock through July 2010 in the open market or in privately negotiated transactions, subject to applicable securities laws and appropriate market conditions. The Company expects that this repurchase program will in large part offset the dilutive impact of options or other equity awards payable in common stock to be issued under the 2008 Plan. The Company is currently limited to repurchasing up to $200 million of its common stock by a covenant in its $2.725 billion senior secured credit facility; however, the Company may seek to amend this covenant to enable it to repurchase more than $200 million of its common stock. As of August 27, 2008, the Company had repurchased 1,149,600 shares pursuant to the share repurchase program.

Description of the 2008 Plan

        The following is a description of the purpose and a summary of the provisions of the 2008 Plan. The 2008 Plan is attached hereto as Appendix A of this proxy statement.

         General.    The 2008 Plan permits the Company to issue stock options (incentive and/or non-qualified), stock appreciation rights, restricted stock, phantom stock units and other equity and cash awards to employees. Non-employee directors are eligible to receive all such awards, other than incentive stock options.

         Purpose.    The purpose of the 2008 Plan is threefold:

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  To advance the interests of the Company and its shareholders by providing a means by which the Company and its participating subsidiaries and affiliates shall be able to motivate selected key employees (including officers and directors who are employees) to direct their efforts to those activities that will contribute materially to the Company's success;

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  To link remunerative benefits paid to employees who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value; and

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  To enable the Company to attract and retain in its service highly qualified persons (including non-employee directors) for the successful conduct of its business.

         Administration of the Plan.    The Plan is administered by the Compensation Committee, which is comprised solely of non-employee, independent (as defined under the Marketplace Rules) directors of the Board, with regard to awards made to employees. The Compensation Committee has the authority and the discretion under the Plan to grant awards to employees who are officers subject to the reporting requirements under Section 16 of the Exchange Act and to determine the terms, timing, number, amount and form of such awards. The Compensation Committee also has the authority and the discretion to determine the form of awards for employees who are not subject to Section 16 of the Exchange Act, and to determine the number or amount of awards that the Chairman of the Board or his designee (the "Chairman") may grant to such persons. The Chairman has the authority and the discretion under the Plan to issue awards to employees who are not subject to the Section 16 reporting requirements, subject to the parameters set by the Compensation Committee to administer those awards. Awards to non-employee directors under the 2008 Plan are administered by the Board or the Compensation Committee. The term "Grantor" as used in this summary refers to the Compensation Committee, with respect to awards to Section 16 reporting persons, to the Compensation Committee or the Chairman, with respect to awards to employees who are not subject to the Section 16 reporting requirements, and the Board or the Compensation Committee with respect to non-employee directors. Except as expressly limited by the Plan, the authority of the Grantor includes the authority to determine the terms, number, amount, timing and form of awards and to select the recipients of awards. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without shareholder approval.

         Eligibility.    Officers, non-employee directors and other employees of the Company and its subsidiaries will be eligible to receive awards under the 2008 Plan. At July 31, 2008, the Company had approximately 15,682 eligible employees.

         Number of Shares Available for Issuance.    The aggregate number of shares of common stock that may be issued under the 2008 Plan shall not exceed 6,900,000. Shares issued under the 2008 Plan that are subsequently forfeited back to the Company before becoming fully vested will be available for future grants under the Plan. In addition, if an award under the 2008 Plan pursuant to which shares of the Company's common stock are issuable is forfeited, expires or terminates, then the shares underlying such award will be available for future issuance under the Plan. Awards of stock options and stock appreciation rights will be counted against the 6,900,000 limit as one share of common stock for each share granted. However, each share awarded in the form of restricted stock, phantom stock units or any other full value stock award will be counted as issuing 2.16 shares of common stock for purposes of determining the number of shares available for issuance under the Plan. The number of stock options, stock appreciation rights, restricted stock and phantom stock units granted to any individual in any calendar year may not, in each case, represent more than 1,000,000 shares. The Compensation Committee shall adjust the aggregate 6,900,000 share limit and the individual 1,000,000 share limit (subject to compliance with Section 162(m) of the Code) if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.

         Amount of Cash Awards Available for Issuance.    The amount of cash awards granted to any individual in any calendar year may not, in each case, represent more than $6,000,000.

         Types of Awards.    The 2008 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, phantom stock units and other equity-based awards. Rights to awards may be contingent on the continued employment or service as a non-employee director. In addition, the Compensation Committee may establish performance goals in connection with the grant of awards under the 2008 Plan. In the case of awards intended to qualify for the performance-based compensation exception of Section 162(m), the performance goals will be based on the attainment of specific levels of performance of the Company with reference to one or more of the following criteria and the outcome must be substantially uncertain at the time the Compensation Committee establishes those performance goals: free cash flow, EBITDA, sales, revenue, revenue growth, income, operating income, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit, margin rate, gross margins, debt leverage (debt to capital), market capitalization, total enterprise value (market capitalization plus debt), total shareholder return and stock price.

         Stock Options.    The 2008 Plan provides for two types of stock options: incentive stock options and non-qualified stock options. The differences between incentive stock options and non-qualified stock options relate mainly to their tax treatment under the U.S. Internal Revenue Code of 1986 (the "Code") (see "U.S. Tax Consequences," below). A stock option gives the holder the right to receive a designated number of shares of the Company's common stock during the period that the option is vested upon payment of the exercise price for the stock options, subject to the terms and conditions that the Company, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made. Exercisability of a stock option may be contingent on continued employment or service as a non-employee director for a specified period and/or attainment of one or more performance goals. The exercise price of an option may not be less than the fair market value of the Company's stock on the date of grant of the option. Further, in the case of incentive stock options granted to 10% shareholders, the exercise price must be at least 110% of the fair market value of the Company's common stock on the date of grant. Stock options must expire no later than the seventh anniversary of the date of grant, except for incentive stock options granted to 10% shareholders, in which case expiration may be no later than the fifth anniversary of the date of grant. A holder may pay the exercise price for a stock option in cash, shares of previously owned common stock, pursuant to a cashless exercise program approved by the Grantor, or through a reduction of shares of common stock issued upon exercise of a stock option or any combination of the foregoing.

         Stock Appreciation Rights.    A stock appreciation right entitles the holder to a payment in cash or shares of the Company's common stock equal to the excess of the fair market value of the number of shares of the Company's common stock underlying the stock appreciation right as of the date the stock appreciation right is exercised over the base amount of the stock appreciation right, which is determined by the Grantor. A stock appreciation right is subject to the terms and conditions that the Grantor, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made. Exercisability of a stock appreciation right may be contingent on continued employment or service as a non-employee director for a specified period and/or attainment of one or more performance goals. The base amount of a stock appreciation right may not be less than the fair market value of the number of shares of common stock underlying the stock appreciation right as of the date the stock appreciation right is granted. The term of a stock appreciation right may not exceed seven years.

         Restricted Stock.    A restricted stock award is an award of shares of the Company's common stock for consideration or without consideration, subject to the restrictions, terms and conditions that the Grantor, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made, including the conditions on which the award will vest and no longer be subject to forfeiture. A restricted stock award may, if the Grantor in its sole discretion decides, provide for an unconditioned grant. Restricted stock is forfeited to the Company if the vesting requirements set for the award, which may include continued employment or service as a non-employee director for a specified period and/or attainment of one or more performance goals, are not met. The recipient of a restricted stock award has the right to vote the shares and receive dividends, subject to the restrictions on the common stock shares.

         Phantom Stock Units.    A phantom stock unit represents the right to receive one share of the Company's common stock in the future, or an amount of cash in the future equal to the value of one share of the Company's common stock on the payment date, subject to the terms and conditions that the Grantor, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made, including the conditions on which the award will vest and no longer be subject to forfeiture. Phantom stock units will be forfeited if the vesting requirements set for the award, which may include continued employment or service as a non-employee director for a specified period and/or attainment of one or more performance goals, are not met.

         Other Awards.    The Grantor may grant other awards that are based on or linked to the value of the Company's common stock or are denominated as a cash amount. Other Awards may but are not required to be subject to the performance goals described above and in the 2008 Plan. Other Awards are not eligible for cash dividends or the equivalent.

         Fair Market Value.    For the purposes of the Plan, fair market value is equal to the closing sales price of a share of the Company's common stock on the trading day immediately preceding the date of grant.

         Adjustments for Changes in Capitalization.    If the Compensation Committee determines that a dividend, recapitalization, stock split, merger, consolidation, or other similar corporate transaction or event equitably requires an adjustment, then the Compensation Committee will adjust, as appropriate, any or all of:

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  the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded;

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  the number and kind of shares of common stock (or other securities or property) subject to outstanding awards; and

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  the grant, purchase or exercise price with respect to any outstanding option or stock appreciation right.

         Termination of Employment or Service.    Awards made under the Plan which have not vested or become exercisable will generally be forfeited if the holder ceases to be an employee of the Company or its subsidiaries or if a non-employee director's service as a director terminates for any reason other than death or disability. The Grantor may, in its sole discretion, accelerate the vesting or exercisability of the holder's awards that are unvested or not exercisable at the time of the holder's termination of employment or service.

         Change in Control.    All outstanding awards become fully vested and/or exercisable upon a "change in control." For the purposes of awards that are not subject to section 409A of the Internal Revenue Code (see "U.S. Tax Consequences," below), a change in control is defined as the occurrence of one or more of the following events:

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  a person, entity or group becomes the beneficial owner of shares representing 20% or more of (a) the Company's outstanding shares or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except when such beneficial ownership is due to an acquisition directly from or by the Company or a Company employee benefit plan or pursuant to a consolidation, merger or share exchange between the Company and another entity; or

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  the shareholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company; or

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  the Company consummates a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, following such transaction, (a) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 20% of the Company's outstanding shares; (b) no person beneficially owns 25% or more of the Company's outstanding shares who did not own such amount prior to the transaction; and (c) at least a majority of the directors are continuing directors; or

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  any time continuing directors do not constitute a majority of the Board.

        For purposes of the Plan, continuing directors are individuals who were members of the Board on the effective date of the Plan or who were nominated for election or elected to the Board with the affirmative vote of at least two-thirds of the directors then comprising the Board or, if applicable, the Nominating Committee of the Board, who were continuing directors immediately prior to such nomination or election.

        For purposes of awards that are subject to section 409A, each of the foregoing events will be deemed to be a change in control as long as each such event qualifies as a "change in control event" under section 409A at the time of such event's occurrence.

        In general, stock options, stock appreciation rights and restricted stock are not subject to section 409A, and phantom stock units are subject to section 409A (although the Company intends that all such awards will be designed to avoid section 409A's adverse tax consequences; see "U.S. Tax Consequences," below).

         Amendment and Termination.    The 2008 Plan may be terminated by the Board at any time without shareholder approval. The Board may amend the 2008 Plan (and the awards issued thereunder), but may not:

  •
  without prior approval of the shareholders, take any action that requires shareholder approval to comply with any tax, regulatory or stock exchange requirements, including increasing the maximum number of shares of common stock that may be issued under the Plan; or

  •
  amend the Plan in a way that adversely affects any rights of an outstanding award holder without prior approval of the holder of such award, except in accordance with the Plan or applicable award.

         U.S. Tax Consequences.    The following brief description, which is based on existing law, sets forth certain of the federal income tax consequences of the grant of awards under the 2008 Plan. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below.

         Non-Qualified Stock Options.    An employee or non-employee director who is granted a non-qualified stock option will not recognize taxable income at the time the stock option is granted provided that such option is granted at fair market value. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Company will receive a corresponding federal income tax deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the stock option is exercised.

         Incentive Stock Options.    An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

        If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not recognize income upon exercise of the stock option and the Company will not be allowed an income tax deduction at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

        If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the stock option was exercised). Under current Internal Revenue Service guidelines, the Company is not required to withhold any federal income tax in the event of a disqualifying disposition.

        Different consequences may apply for an optionee subject to the alternative minimum tax.

         Stock Appreciation Rights.    An employee will not recognize taxable income upon the award of stock appreciation rights if granted at fair market value. Upon the exercise of stock appreciation rights, any cash received and the fair market value on the exercise date of any shares of common stock received would constitute ordinary income to the participant, and the Company would be entitled to a deduction in the amount of such income at the time of exercise.

         Deductibility of Executive Compensation.    Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer (currently excluding the Company's Chief Financial Officer), to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation which is not considered to be performance-based. Compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights granted under the 2008 Plan qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of "outside directors" as defined under Section 162(m) and the Plan is approved by the shareholders. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by the Company without limitation under Section 162(m) of the Code. Compensation paid by the Company in connection with restricted stock, phantom stock units and other cash and equity based awards may be taken into account for purposes of the $1 million limitation unless the individual award is specifically designed to comply with Section 162(m)'s performance-based exemption, including designation by the Compensation Committee pursuant to the shareholder approved Plan, or the covered employee is not subject to Section 162(m) at the time the Compensation is taken into account for purposes of Section 162(m).

Awards Not Determinable

        The awards to be issued to the named executive officers and directors under the 2008 Plan are discretionary and therefore not determinable at this time. All equity awards granted in 2007 and in 2008 to date were granted pursuant to the 2003 Long Term Incentive Compensation Plan.

        The Board of Directors unanimously recommends that the shareholders vote "FOR" the proposal to approve the 2008 Long-Term Incentive Compensation Plan.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information with respect to the Company's compensation plans and individual compensation arrangements under which the Company's equity securities have been authorized for issuance as of the fiscal year ended December 31, 2007:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	7,226,155	$29.6396	3,208,225
Equity compensation plans not approved by shareholders	23,750	7.95	—

Total	7,249,905	$27.5751	3,208,225

Option Grant to the Company's Chairman

        On February 6, 2003, the Compensation Committee granted Peter M. Carlino stock options to purchase 95,000 shares of the Company's common stock at an exercise price of $7.95 per share (adjusted to reflect the Company's March 7, 2005 two-for-one stock split), which was the closing price of the Company's common stock on the day before the options were granted. These stock options, which were granted prior to the adoption of the Company's 2003 Long Term Incentive Compensation Plan, were not granted under the 1994 Stock Option Plan because sufficient shares did not remain available for grant under such plan. The stock options vested 25% on each of February 6 of 2004, 2005, 2006 and 2007 and expire on February 6, 2013. The terms of the stock options may be amended only by a written agreement between Peter M. Carlino and the Company that is approved by the Compensation Committee.

2008 Update to Equity Compensation Plan Information

        As of August 27, 2008, the number of securities to be issued upon exercise of outstanding options, warrants and rights was 8,855,655 with a weighted average exercise price of $28.20 and weighted average remaining term of 4.87 years, and the number of restricted stock shares outstanding was 380,000. As of August 27, 2008, there were 85,849,420 shares of common stock outstanding.

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF ERNST & YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 and the shareholders are asked to ratify this selection. Ernst & Young has served as the Company's independent registered public accounting firm since 2006. All audit and non-audit services provided by Ernst & Young LLP are approved by the Audit Committee. Ernst & Young LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The favorable vote of a majority of the votes cast at the meeting is required to approve the ratification of the selection of the Company's independent registered public accounting firm.

        A summary of aggregate fees for professional services billed by Ernst & Young LLP in 2007 and Ernst & Young LLP and BDO Seidman, LLP in 2006 are as follows:

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$1,838,722	$2,618,724
Audit-Related Fees(2)	110,799	94,031
Tax Fees(3)	—	243,073

Total Fees	$1,949,521	$2,955,828

    (1)
    Audit fees include fees associated with the annual audit, reviews of the Company's quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company's internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

    (2)
    Audit-related fees primarily include fees for the audit of the Company's 401(k) plans.

    (3)
    Tax fees include fees in connection with preparation of U.S. federal and state income tax returns for the Company and other tax compliance matters.

All Other Fees

        Ernst & Young LLP did not perform any professional services other than those described above in the fiscal years ended December 31, 2007 and December 31, 2006.

Audit Committee Pre-Approval Policy

        The Audit Committee's Audit and Non-Audit Services Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. In 2007, all audit services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

        The Board recommends that shareholders vote "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

 COMPENSATION DISCUSSION AND ANALYSIS

        For purposes of the following Compensation Discussion and Analysis, the terms "executives" and "executive officers" refer to the Named Executive Officers of the Company as set forth in the Summary Compensation Table, which appears beginning on page 36 of this Proxy Statement, except that such terms also include Timothy J. Wilmott, the Company's President and Chief Operation Officer, for any period from and after February 5, 2008 and such terms exclude Leonard M. DeAngelo, the Company's Executive Vice President, Operations, for any period from and after August 1, 2008.

Executive Summary

         Pay for Performance Programs.    In 2007, the Company's compensation programs for executives were revised to provide a greater link to performance. Shareholders approved the performance-based Annual Incentive Plan and, pursuant to the Annual Incentive Plan, the Company implemented:

  •
  An incentive program with pre-determined goals based on EBITDA (earnings before interest, taxes, charge for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from the Company's joint venture) goals (EBITDA is the most common company measure of performance in the gaming industry), which replaced the prior discretionary bonus plan. This EBITDA-based measure includes:
  •
  A minimum EBITDA goal that must be met before any award can be paid ($618,000,000 for 2007);

  •
  A target amount equal to the Company's 2007 EBITDA forecast ($633,000,000 for 2007); and

  •
  The goals for the range of payout (minimum to maximum) were set plus or minus 2% of the EBITDA forecast ($618,000,000 to $648,000,000 for 2007).

  •
  An incentive program with an external measure of performance (free cash flow results compared to peers) to reward for results better than peers. The free cash flow-based measure provides that:
  •
  Minimum performance must rank at or above peer group median before any awards can be paid; and

  •
  The Company must be the top performer in generation of free cash flow compared to peers for participants to receive the maximum payout.

        Performance-based awards under both incentive programs are deductible pursuant to Section 162(m) of the Code.

         Company Performance.    The Company believes its compensation programs have contributed to its outstanding results, which include:

        Total Shareholder Return that is 371% above gaming industry peers since 2000 (1/1/2000-1/1/2008) and 59% for 2007:

  •
  Financial results have ranked above most peer companies, including for 2006:

EBITDA Margin	Top of Third Quartile
Return on Equity	Top of Fourth Quartile
Net Income Margin	Fourth Quartile
Revenue Growth	Top of Fourth Quartile

  •
  Fortune magazine recognized the Company as one of the fastest growing U.S. companies for a record 6th year.

         Executive Compensation.    The Compensation Committee monitors total compensation paid to executives and compares the amounts to total compensation paid to similarly-situated executives at peer companies and in relation to peer company performance. Total compensation for each executive ranked between the 50th and 60th percentile compared to similarly-situated executives in peer companies while Company performance consistently ranked above the 60th percentile compared to peer company results. The Compensation Committee believes compensation to executives is reasonable and consistent with the Company's results and its compensation philosophy.

         Fiscal 2008 Compensation.    In January 2008, executives received a 4% salary increase to reflect the projected labor market movement and to allow the executive team to continue to receive competitive salaries. However, in deference to the then pending Merger, the Company did not make any other changes to executive compensation. Following the termination of the Merger Agreement, the Board of Directors and the Compensation Committee took the following actions to (i) address matters that would have been addressed earlier in 2008 if the proposed Merger had not been pending, (ii) encourage retention of the Company's officers and key employees and (iii) provide the officers, key employees and non-employee directors with incentives to continue the performance and growth of the Company:

  •
  2008 Stock Option Grants.  During the period in which the Merger was pending, the Compensation Committee determined to defer the granting of any equity compensation awards.

    The Compensation Committee made this determination based, among other things, on its belief that additional equity compensation was not warranted if the Merger was consummated in accordance with the terms of the Merger Agreement and that the Compensation Committee could revisit this determination if the Merger were not consummated. Following the termination of the Merger, the Company made its annual stock option grant to its officers and key employees through the issuance on July 8, 2008 of options to purchase an aggregate of 1,651,500 shares of the Company's common stock at an exercise price of $29.87 per share. Options were granted to named executive officers as follows: Peter M. Carlino, 300,000 options; William J. Clifford, 150,000 options; Jordan B. Savitch, 70,000 options; and Robert S. Ippolito, 40,000 options. The aggregate amount of options also included an initial grant of options to acquire 200,000 shares of common stock to Mr. Wilmott in connection with his appointment as President and Chief Operating Officer of the Company. All options were granted pursuant to the Company's 2003 Long Term Incentive Compensation Plan and were consistent with past practice and compensation philosophy.

  •
  Payment of the External Measure of the Annual Incentive Plan for 2007.  Following the availability and analysis of the requisite peer group data, the Company paid eligible members of its senior management team a total of approximately $3.1 million in cash in respect of the external measure portion of the Company's Annual Incentive Plan for 2007. The external measure portion provides for the payment of incentive compensation upon the Company's achievement of pre-established goals regarding the Company's free cash flow (ranking results versus the peer group from unadjusted data reported in the Standard & Poors Research Insight database). The payments to named executive officers were made as follows: Peter M. Carlino, $1,440,000; William J. Clifford, $504,000; Leonard M. DeAngelo, $540,000; Jordan B. Savitch, $194,400; and Robert S. Ippolito, $129,600. Each named executive officer agreed and confirmed in writing that such payment would not be included in any future determination of any severance or change in control payment that may be due under any executive employment agreement.

Objectives of the Compensation Program

        The Company recognizes that a talented management group plays a key role in achieving above average results. Therefore, the Company believes it must attract and retain key talent to continue its outstanding performance, and that the compensation program is crucial to its continued success.

        The Company views other large companies in the gaming industry as its primary competition for executive talent. The gaming industry is a highly competitive business, and, as such, the Company recognizes that it needs a competitive compensation program to attract and retain the top talent necessary for it to continue to achieve outstanding results. Many executives have joined the Company from other gaming operations. The following compensation philosophy has been developed to support the Company and its businesses.

Compensation Philosophy

        To support its objectives, the Compensation Committee has adopted and annually reviews and confirms a compensation philosophy which serves as the guide for all executive compensation decisions.

         Compensation Philosophy Statement.    The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company provides a compensation and benefits program that will be sufficiently attractive to provide talented executives with good reason for remaining with the Company and continuing in their efforts to improve shareholder value. The Company's program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company, the business unit they are part of, and their own individual contribution.

         Compensation Program Design.    Consistent with the compensation philosophy, the compensation program is designed to support the marketplace positioning for each element of compensation to equate the level of pay with the comparable targeted market position for results, thereby creating a consistent pay for performance environment. Below is an outline of the design of the Company's compensation program:

  •
  Base Salary

      Designed to be competitive, to attract qualified executives and to be fair

  •
  Total Cash Opportunity (base salary plus annual incentive compensation) and Total Compensation Opportunity (base salary plus annual incentive compensation plus stock options)

      Designed so that executives receive compensation in the third quartile of the peer group for third quartile performance and in the fourth quartile of the peer group for fourth quartile performance

  •
  Benefits and Perquisites

      Designed to be competitive

        The peer group used by the Compensation Committee in setting compensation (base salary, annual incentive compensation, stock option, benefits and perquisites) for the Company's executives for 2007 includes: Ameristar Casinos, Inc., Boyd Gaming Corporation, Harrah's Entertainment, Inc., Isle of Capri Casinos, Inc., Las Vegas Sands Corp., MGM Mirage, Pinnacle Entertainment, Inc., Station Casinos, Inc., Trump Entertainment Resorts, Inc. and Wynn Resorts, Ltd.

        To ensure a competitive compensation program, the Company and the Compensation Committee, with the assistance of its compensation consultant, closely monitor the compensation practices of other gaming companies to ensure the programs assist in attracting and retaining executives. The Compensation Committee reviewed the following financial results of the Company compared to the peer group and, as indicated below, the Company consistently outperformed the median of the peer group in 2006:

Measure	Company results
EBITDA margin	Top of Third Quartile
Return on equity	Top of Fourth Quartile
Net Income margin	Fourth Quartile
Revenue growth	Top of Fourth Quartile

        Total compensation (base salary, annual incentive and the value of the stock options granted) for executives of the Company compared to similarly situated executives in the peer group ranks between the 50th and 75th percentile, consistent with the financial results for the Company.

Elements of the Compensation Program

         Base Salary.    Consistent with the compensation philosophy, base salaries are targeted to approximate the 50th percentile (median) of the peer group. The Compensation Committee targets the 50th percentile because it seeks to set salaries that are competitive in the gaming industry and that will attract and retain qualified executives. Salaries are also reviewed and compared to market rates and internal relationships for fairness. Salaries are then reviewed and set based on judgments of the Compensation Committee, which can include consideration of external and internal relationships, specific position duties and responsibilities, and assessment of individual contribution and position value to the Company.

        Set forth below are base salary increases for executive officers for 2007:

Executive	2007 Salary	Percentage Increase over 2006 Salary
Chief Executive Officer	$1,500,000	7.1%
Chief Financial Officer	$700,000	19.7%
Executive Vice President of Operations	$750,000	15.4%
Senior Vice President and General Counsel	$405,000	3.8%
Vice President, Secretary and Treasurer	$270,000	3.8%

        After a review of chief executive officer salaries in the peer group, the Chief Executive Officer's salary increase was based on a determination by the Compensation Committee that the increase was appropriate to meet its goal of providing a fair base salary. However, the Chief Executive Officer's salary for 2007 fell in the second quartile of the peer group. Similarly, for the other executive officers, in determining 2007 base salaries, the Compensation Committee took into consideration the base salaries of similarly situated executives in the peer group and internal equity issues. The Compensation Committee set 2007 salaries that it believed met its fairness and competitiveness goals based on the facts that the salaries approximated the median salaries of similarly situated executives at companies in the peer group and that variation among the executives corresponded with the executives' position and authority. In addition to the previously mentioned factors, the Chief Financial Officer's salary increase also reflects consideration of his performance and increased responsibility in connection with the rapid growth of the Company and the Executive Vice President of Operations' salary increase also reflects his increased operational responsibility following the departure of the Chief Operating Officer. Pursuant to the terms of his employment agreement, the Executive Vice President of Operations' salary was increased to $750,000 in late 2006 with the understanding that his base salary would not increase during the initial term of his employment agreement (July 31, 2006 to July 31, 2009). In agreeing to set the Executive Vice President of Operations' base salary at $750,000, the Compensation Committee took into consideration that the salary would be for a three year period and, therefore, would need to be set higher than a base salary amount expected to be increased annually.

        For 2008, since salaries for each executive were viewed as competitive and fair based on the analysis in setting the 2007 base salaries for executives, all executives received a 4% salary increase, which was determined based on a projection of the labor market movement so the Company would continue to pay competitive salaries to its executive team. The Executive Vice President of Operations did not receive a salary increase in 2008 because, pursuant to the terms of his employment agreement, his late 2006 salary increase was meant to cover the initial term of his employment agreement (July 31, 2006 to July 31, 2009).

         Annual Incentive.    Working with its compensation consultant, the Compensation Committee approved a new performance-based Annual Incentive Plan effective in 2007 which provided two measures: an internal measure, EBITDA versus budget, and an external measure, free cash flow versus peer group results. The Company believes that ensuring its executives are incentivized to meet or exceed forecasted EBITDA is critical to the Company's continued growth in a manner that rewards shareholders and enables the Company to retain its credibility in the capital markets, which in turn is critical to fund capital intensive future growth opportunities at the lowest possible cost of capital. The new performance based Annual Incentive Plan, which incorporates EBITDA results and free cash flow growth rates, was adopted by the Compensation Committee because it aligns the executives' interests with the interests of the Company's shareholders. Stated another way, if the Company grows free cash flow per share, which requires the Company's management team to factor in the cost of capital, cost of acquisitions, operating results, legislative risk, cost of maintaining the Company's assets, and taxes, then the shareholders will be satisfied with the fundamental direction of the Company and the executives will be appropriately rewarded. The 2007 Annual Incentive Plan will remain in effect for calendar years 2008 through 2011 unless terminated or modified earlier by the Compensation Committee.

        To further a pay for performance environment, the Annual Incentive Plan was approved by shareholders at the Company's 2007 annual meeting so that awards under the plan qualify as performance-based compensation that is exempt from the federal income tax $1,000,000 deduction limitation imposed under Section 162(m) of the Code. By obtaining shareholder approval, the Company may more efficiently provide its executive officers with performance-based compensation.

         Internal Measure for 2007.    The internal measure portion of the Company's Annual Incentive Plan provides for the payment of incentive compensation upon the Company's achievement of pre-established EBITDA goals. EBITDA is earnings before interest, taxes, charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and inclusive of earnings from the Company's joint venture.

        The following sets forth the EBITDA goals of the internal measure portion of the Company's Annual Incentive Plan for 2007, as well as the Company's actual EBITDA for 2007:

	% of Achievement of 2007 EBITDA Budget	EBITDA
• Threshold	98%	$618,000,000
• Target	100%	$633,000,000
• Maximum	102%	$648,000,000
• Actual	106%	$672,727,000

        The Company's 2006 EBITDA was $629,200,000. The Company's 2007 EBITDA budget was set in a process where the Company used 2006 estimated EBITDA as a starting point and then (i) adjusted upward for anticipated performance improvements at the Company's existing properties (to the extent that competitive forces and penetration rates reasonably permit) and the expected benefits from a pending acquisition of the Black Gold Casino at Zia Park property in New Mexico and (ii) adjusted downward to account for higher liability insurance costs, an incremental tax increase in Illinois, the decrease in Hurricane Katrina-related business at the Company's Gulf properties not impacted by the hurricane and pre-opening expenses for the integrated racing and gaming property in Grantville, Pennsylvania.

        The range for the EBITDA goals was set between $618,000,000 and $648,000,000 based upon the Company's 2007 EBITDA budget ($633,000,000) and a 2% increase or decrease from that budgeted amount. The Compensation Committee based the 2007 threshold, target and maximum with reference to record EBITDA achieved in 2006 and the significant challenges from certain events that were expected to occur in 2007 (e.g., significant increases in insurance costs and gaming taxes increases) which could have negatively effected financial performance, even after giving effect to expected increases in market penetration and growth.

        The range of awards payable pursuant to the internal measure for each executive is as follows:

Executive	Threshold Bonus (as a percentage of salary)	Target Bonus (as a percentage of salary)	Maximum Bonus (as a percentage of salary)
Chief Executive Officer	50%	100%	150%
Chief Financial Officer	37.5%	75%	112.5%
Executive Vice President of Operations	37.5%	75%	112.5%
Senior Vice President and General Counsel	25%	50%	75%
Vice President, Secretary and Treasurer	25%	50%	75%

        The Compensation Committee set the range of bonuses payable under the internal measure, as a percentage of salary, for executives to reflect the standard competitive practice in the gaming industry for such incentive programs.

        Based on record actual EBITDA of $672,727,000, the executives received the maximum payout under the internal measure portion of the Company's Annual Incentive Plan for 2007. The award for meeting internal measure goals was paid in cash.

         Internal Measure for 2008.    The internal measure portion of the Company's Annual Incentive Plan for 2008 was established based on the Company's estimate of EBITDA for 2008. The range of awards for each executive payable for 2008 pursuant to the internal measure is the same as 2007 except with respect to Mr. Wilmott, who joined the Company in February 2008 and whose range of awards (stated as a percentage of base salary) is 42.5% for the Threshold Bonus, 85% for the Target Bonus and 127.5% for the Maximum Bonus.

         External Measure for 2007.    The external measure portion of the Company's Annual Incentive Plan for 2007 provided for the payment of incentive compensation upon the Company's achievement of pre-established goals regarding the Company's free cash flow (ranking results versus the peer group from unadjusted data reported in the Standard & Poors Research Insight database). Free cash flow is EBITDA less interest, taxes, and maintenance capital expenditures. Because the Company's competitors do not publicly disclose the breakdown between project and maintenance capital expenditures (a key component of free cash flow), in comparing the Company's free cash flow performance to that of its competitors, the Company defines maintenance capital expenditures as 50% of the total depreciation reported by each of the Company's competitors.

        The following sets forth the free cash flow goals (in relation to the free cash flow of the Company's peers) of the external measure portion of the Company's Annual Incentive Plan for 2007:

• Threshold:	50th percentile (median) performance
• Target:	75th percentile performance
• Maximum:	Highest of peers

        Since the Company is a top performer, the Compensation Committee wanted to continue to encourage and reward executives for achieving outstanding results and encourage executive retention. So, the Committee approved an external measure pursuant to which, before any award would be paid, the Company must have results that rank in the top half compared to competitor results (median/50th percentile). The target is set at a ranking equal to at least the middle of the top half of competitor results (75th percentile). Maximum payout is for outperforming all peers. The plan is designed to reward management for top industry performance.

        The range of awards payable pursuant to the external measure for each executive is as follows:

Executive	Threshold Bonus (as a percentage of salary)	Target Bonus (as a percentage of salary)	Maximum Bonus (as a percentage of salary)
Chief Executive Officer	50%	100%	175%
Chief Financial Officer	37.5%	75%	131.25%
Executive Vice President of Operations	37.5%	75%	131.25%
Senior Vice President and General Counsel	25%	50%	87.5%
Vice President, Secretary and Treasurer	25%	50%	87.5%

        Like the internal measure, the Compensation Committee set the range of bonuses payable under the external measure, as a percentage of salary, for executives to reflect the standard competitive practice in the gaming industry for such incentive programs.

        Based on the Company's free cash flow results compared to those of its peers for the year ended December 31, 2007, which placed the Company in the 73rd percentile relative to its peers, the executives received an amount slightly below the target bonus under the external measure portion of the Company's Annual Incentive Plan for 2007. The award for meeting external measure goals was paid in cash.

         External Measure for 2008.    The free cash flow goals and the range of awards payable pursuant to the external measure portion of the Annual Incentive Plan for the executives are the same for 2008 as they were for 2007, except with respect to Mr. Wilmott, who joined the Company in February 2008 and whose range of awards (stated as a percentage of base salary) is 42.5% for the Threshold Bonus, 85% for the Target Bonus and 148.75% for the Maximum Bonus.

         Stock Options.    The Company believes that the stock option program is the most important element of the executive compensation program since it most directly rewards executives for the increase in shareholder value, for which performance historically ranks above the 90th percentile of general industry results. The Company believes that stock option grants have assisted the Company in attracting and retaining executives. In setting the number of shares of stock to be granted, the Compensation Committee looks to set stock option grants consistent with its compensation philosophy and considers general gaming industry practices as well as other relevant considerations, which can include individual performance and contribution to results. The options vest at the rate of 25% per year to assist in retaining executives.

        For 2007, the Company granted stock options to executive officers as follows:

Executive	Number of Option Awards
Chief Executive Officer	300,000
Chief Financial Officer	100,000
Senior Vice President and General Counsel	50,000
Vice President, Secretary and Treasurer	40,000

        The Executive Vice President of Operations, whose option grant in 2006 was made pursuant to the terms of his employment agreement, dated July 31, 2006, did not receive a grant in 2007 because, pursuant to the terms of his employment agreement, his option grant in 2006 was meant to represent his stock option compensation for the initial term of his employment agreement (July 31, 2006 to July 31, 2009). There was no expectation that the Executive Vice President of Operations would receive additional stock option grants during the initial term of his employment agreement. Because the Executive Vice President of Operations' option grant in 2006 represented compensation over a three year period, the Compensation Committee agreed to the grant of a number of stock options it considered appropriate to incentivize the Executive Vice President of Operations to perform during the three year period.

        The Committee granted the same fixed amount of shares (adjusted for stock splits) to the Chief Executive Officer from 2000 through 2007 with the exception of 2005 when Mr. Carlino received additional options in recognition of the Argosy acquisition. In granting the fixed stock option award to the Chief Executive Officer for 2007, the Compensation Committee considered the extent to which the stock option grant would reward the Chief Executive Officer for increasing shareholder value and the Chief Executive's central role in overseeing the Company's success. The 2007 option grant to the Chief Executive Officer was also reviewed in the context of his total compensation (base salary plus annual incentive plus stock option grants) compared to peer group results to ensure that the Chief Executive Officer's total compensation reflects the Compensation Committee's pay for performance philosophy and was in the third quartile of total compensation for chief executive officers of peer group companies to the extent that the Company had third quartile performance in the peer group. Based on the strong increase in shareholder value in the years prior to the award, and the fact that the grant of 300,000 shares results in the Chief Executive Officer's total compensation being in the third quartile of total compensation for chief executives in the peer group, the Committee determined, as it had in previous years, that the fixed grant of 300,000 stock options was appropriate to reward and incentivize the Chief Executive Officer to increase shareholder value.

        The Committee determined the size of the stock options granted to the other executives (other than the Executive Vice President of Operations, who did not receive a grant for 2007) with input from the Chief Executive Officer and also upon review of the total compensation amounts (base salary plus annual incentive and long-term incentives) of the executives in comparison to similarly-situated executives in the peer group. The Chief Executive Officer's input on grants to other executives includes consideration of internal equity concerns. The Committee believes the stock option grants to the executives other than the Chief Executive Officer were appropriate because they provided sufficient incentive to increase shareholder value (amounts for 2007 were in line with grants to such executives in previous years and the Company has seen a significant increase in shareholder value in recent years), the amounts, when added to base salary and annual incentive, represent total compensation in line with the Committee's pay for performance philosophy (above average performance in comparison to the peer group will result in above average compensation) and, finally, internal equity concerns were addressed (grant amounts appropriately varied by the executive's position and responsibility).

        The Company believes that stock option grants have assisted the Company in attracting and retaining executives. Because stock options are designed to align the executives' interests with those of the Company's shareholders and reward future increases in shareholder value, the Compensation Committee did not consider the executives' gains realized upon vesting of previous equity awards, any other element of compensation for 2007, or in compensation set for previous years in determining stock option grants.

        On July 8, 2008, the Company made its annual stock option grant to its officers and key employees through the issuance of options to purchase an aggregate of 1,651,500 shares of the Company's common stock at an exercise price of $29.87 per share. Options were granted to named executive officers as follows: Peter M. Carlino, 300,000 options; William J. Clifford, 150,000 options; Jordan B. Savitch, 70,000 options; and Robert S. Ippolito, 40,000 options. The aggregate amount of options also included an initial grant of options to acquire 200,000 shares of common stock issued to Mr. Wilmott in connection with his appointment as President and Chief Operating Officer of the Company. The 2008 option grants were consistent with the Company's past practices and philosophies.

         Benefits and Perquisites.    In 2007, certain executive officers received the following supplemental benefits and perquisites: Company match on voluntary deferred compensation, Company contribution to 401(k) plan, life insurance coverage, country club membership, reimbursement for automobile allowance, and personal use of Company aircraft. These programs are described in more detail beginning on page 37 of this Proxy Statement. These programs are consistent with competitive practice in the gaming industry and the objectives of the compensation philosophy.

         Deferred Compensation.    The Company does not offer a formal defined benefit pension program. Instead, the Company provides executives with a voluntary deferred compensation program with a Company match of up to 5% of annual salary and/or bonus. The program is described in more detail beginning on page 40 of this Proxy Statement. This program is consistent with competitive practices in the gaming industry.

         Employment Agreements.    Executive officers have employment agreements with the Company. The main purpose of these agreements is to protect the Company from certain business risks (threats from competitors, loss of confidentiality or trade secrets and solicitation of customers and employees) and to define the Company's right to terminate the employment relationship. The employment agreements also protect the executive from certain risks, such as termination without cause or a change in control of the Company. As previously discussed, the intent of the Company's compensation program is to help the Company attract and retain the appropriate executive talent. The practice in the gaming industry is for executive officers to enter into employment agreements with termination and severance benefits. Termination and severance packages available to similarly situated executives at other gaming companies were considered before deciding upon termination and severance packages included as part of the employment agreements of the Company's executives. Each employment agreement was individually negotiated so there are some minor variations in the terms among executive officers. However, generally, the termination and severance packages provided to the executive officers provide termination and change in control benefits that, based on a review of benefits being offered in the industry, were consistent with industry practices for similarly situated executives. As a result, the Committee believes, in addition to protecting the Company from certain business risks, the termination and severance packages help retain the current executive talent by providing them with a competitive employment arrangement and protection against certain unknowns (such as change in control or termination without cause) that go along with the position.

        In the event of termination without cause, the executive officers are entitled to cash compensation equal to two years of salary and bonus (three years in the case of the Chief Executive Officer). The termination without cause benefit was set at an amount comparable with similarly situated executives in the gaming industry. The Chief Executive Officer receives a larger benefit because that is consistent with the practice at the Company's competitors. If an executive officer is terminated without cause, he also becomes a non-executive officer of the Company for a period of time so that his options vest. This feature was included because option grants are central to the Company's compensation philosophy and, therefore, the Compensation Committee considered protecting an executive's option grants in the event of termination without cause to be central to providing termination benefits that serve the purpose of retaining executive talent.

        In the event of a change in control, executive officers receive a cash payment equal to three times the sum of their annual base salary and highest annual cash bonus over the two years preceding the change in control. If any change in control payment results in an excise tax under the Code, then the executive officer is entitled to a gross-up payment so that the net amount paid equals the change in control payment less ordinary and normal taxes. The change in control payment amount (and the excise tax gross-up) was set to be competitive with practices in the gaming industry. The determination to trigger payment upon a change in control, as opposed to termination of employment following a change in control, was meant to promote an orderly transition of senior management in the event of a change in control. This provision was intended to encourage executives to remain with the Company during the time between agreeing to a change in control transaction and the closing of the transaction, which can be lengthy due to regulatory approval requirements, and for a reasonable transition period after the change in control occurs. The executives are not entitled to the change in control payment until the change in control occurs. Because of the uncertainty associated with a second trigger, executives often believe they need to terminate their employment immediately following a change in control in order to receive the change in control payment. The single trigger mechanism was chosen to encourage retention by removing that ambiguity and avoiding having senior management terminate immediately upon a change in control. In addition, to encourage the executive officers to stay for a 90-day transition period after a change in control, the executive officers receive 75% of this change in control payment on the effective date of the change in control, but the remaining 25% is not paid until 90 days after a change in control. The agreements are described in more detail beginning on page 42 of this Proxy Statement.

        The executive officers' current termination and severance package did not impact the Compensation Committee's compensation decisions for 2007 and 2008, except for the Compensation Committee's decision to defer option grants until after the Merger was terminated.

        As previously disclosed by the Company on January 2, 2008 in a Current Report on Form 8-K, in anticipation of the Merger, the Compensation Committee authorized the Company to enter into a Change in Control Payment Acknowledgement and Agreement (the "Acknowledgement and Agreement") with its principal financial officer, William J. Clifford, and two of its other named executive officers, Leonard M. DeAngelo and Jordan B. Savitch, on December 26, 2007. Pursuant to employment agreements between the Company and each of Messrs. Clifford, DeAngelo and Savitch (the "Executives"), if the Merger had been consummated, each Executive would have been entitled to receive certain cash payments from the Company. Pursuant to the Acknowledgement and Agreement, a portion of such payments were accelerated (the "Accelerated Change in Control Payment") and paid in December 2007, subject to a clawback obligation of each Executive to return such amounts in the event the Merger failed to close. The Acknowledgement and Agreements were entered into as part of actions taken by the Company to reduce the amount of the federal excise taxes imposed on the Company's officers and, consequently, the amount of the "gross-up" payments payable under such officers' employment agreements. The Accelerated Change in Control Payment for each of Messrs. Clifford, DeAngelo and Savitch was $3,409,875, $3,653,438 and $1,281,138, respectively. In accordance with the terms of each Acknowledgment and Agreement, following the termination of the Merger, the Company promptly exercised its clawback right to have each Executive return the Accelerated Change in Control Payments and each Executive has done so (subject only to receiving tax refunds from the applicable taxing authorities and promptly transferring such refunds to the Company).

Other Compensation Policies

  •
  Restatements.  The Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

  •
  Timing of Option Grants.  In December 2006, the Compensation Committee adopted a stock option grant procedure, pursuant to which, for annual stock option awards to eligible executive officers, the grant date will be the first trading day of the calendar year provided that such grants are approved by the Committee after the completion of the Company's budget for such year but in advance of the beginning of such year. In addition, with respect to executive officers subject to the reporting requirements of Section 16 of the Exchange Act, grants made by the Compensation Committee upon commencement of employment, promotions and upon the renewal of employment contracts are made on the day employment commences, the promotion is effective or the employment contract is renewed, respectively, which had been the Committee's practice prior to the adoption of the procedure. The stock option procedure is designed to make the timing of option grants predictable and prevent grant timing abuses and, therefore, option awards can be granted in accordance with the procedure regardless of whether or not the Board of Directors or Compensation Committee is in possession of material non-public information. The options awarded in 2007 to the executives were granted in accordance with this procedure. However, as previously indicated, the Company elected to defer the annual grant of stock options in January 2008 in deference to the then pending Merger but intends to follow the timing procedures set forth above for option grants in future years.

Impact of Regulatory Requirements

        Under Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the chief executive officer and the other four most highly compensated officers, subject to certain exemptions. While the Compensation Committee takes the availability of Section 162(m) exemptions into consideration when establishing executive compensation programs, in order to design compensation programs that address the Company's needs, neither the Compensation Committee nor Company has established a policy that mandates that all compensation must be exempt, or designed to be exempt, from the Section 162(m) deduction limitation.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth on pages 24 through 35 of this Proxy Statement (the "Compensation Discussion and Analysis") with the management of the Company.

        Based on the review and discussions described above, the Compensation Committee has recommended to the Company's Board of Directors that the Company's Compensation Discussion and Analysis be included in this Proxy Statement.

        The information disclosed in the Company's Report of the Compensation Committee shall not be deemed to be "soliciting material," or to be "filed" with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Compensation Committee of the Board of Directors
Harold Cramer, Chairman David A. Handler Barbara Z. Shattuck

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2007 and 2006 by the Company's Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated individuals serving as executive officers on December 31, 2007 (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Peter M. Carlino Chairman and Chief Executive Officer	2007 2006	1,500,000 1,400,000	— 1,400,000	877,479 864,424	4,557,912 3,556,757	3,690,000 —	462,166 450,797	11,087,557 7,671,978
William J. Clifford Sr. Vice President and Chief Financial Officer	2007 2006	700,000 585,000	— 585,000	264,735 256,031	1,820,343 1,486,624	1,291,500 —	3,606,593 141,346	7,683,171 3,054,001
Leonard M. DeAngelo Executive Vice President of Operations	2007 2006	750,000 650,000	— 625,000	264,735 256,031	1,987,806 1,606,786	1,383,750 —	3,770,592 63,450	8,156,883 3,201,267
Jordan B. Savitch Senior Vice President and General Counsel	2007 2006	405,000 390,000	— 260,000	132,367 128,016	905,877 808,306	498,150 —	1,334,092 23,876	3,275,486 1,610,198
Robert S. Ippolito Vice President, Secretary and Treasurer	2007 2006	270,000 260,000	— 182,000	132,367 128,016	832,811 711,351	332,100 —	42,204 34,100	1,609,482 1,315,467

(1)
The amounts reflect bonuses earned for 2006.

(2)
The amounts reflect the dollar value recognized, in accordance with SFAS 123(R), for financial statement reporting purposes during 2007 for all existing awards of restricted stock awards, excluding forfeitures. Assumptions used in the calculation of these amounts are included in footnote 4 to the Company's audited financial statement beginning on page 67 of the Company's Annual Report on Form 10-K.

(3)
The amounts reflect the dollar value recognized, in accordance with SFAS 123(R), for financial statement reporting purposes during 2007 for all existing stock option awards, excluding forfeitures. Assumptions used in the calculation of these amounts are included in footnote 4 to the Company's audited financial statements beginning on page 67 of the Company's Annual Report on Form 10-K.

(4)
The amounts reflect awards pursuant to the (i) internal measure portion of the Company's Annual Incentive Plan for 2007, which provided for the payment of incentive compensation upon the Company's achievement of pre-established EBITDA goals and (ii) external measure portion of the Company's Annual Incentive Plan for 2007, which provided for the payment of incentive compensation upon the Company's achievement of pre-established free cash flow performance goals relative to that of the Company's peers. Based on the Company's EBITDA and free cash flow performance for 2007, the executives received the maximum payout for the internal measure and an amount slightly below the target payout for the external measure of the Company's Annual Incentive Plan for 2007. See discussion in "Compensation Discussion and Analysis" beginning on page 24 of this Proxy Statement.

(5)
See All Other Compensation Table below for more information.

All Other Compensation Table

        The following table describes each component of the All Other Compensation column of the Summary Compensation Table:

Perquisites
Name	Year	Company Contributions to Deferred Compensation Plan ($)(1)	Company Contributions to 401(k) ($)(2)	Company Paid Insurance Premiums ($)(3)	Club Memberships ($)	Personal Use of Company Vehicle ($)(4)	Personal Use of Company Airplane ($)(5)	Other ($)(6)	Total ($)
Peter M. Carlino	2007 2006	264,459 119,615	4,500 4,400	— 124,406	2,606 3,724	— 2,459	190,601 196,193	— —	462,166 450,797
William J. Clifford	2007 2006	104,885 54,168	4,500 4,400	— —	— —	— —	87,333 82,778	3,409,875 —	3,606,593 141,346
Leonard M. DeAngelo	2007 2006	111,104 57,500	4,500 4,400	1,550 1,550	— —	— —	— —	3,653,438 —	3,770,592 63,450
Jordan B. Savitch	2007 2006	48,454 19,476	4,500 4,400	— —	— —	— —	— —	1,281,138 —	1,334,092 23,876
Robert S. Ippolito	2007 2006	32,872 24,981	4,500 4,400	2,769 2,769	— —	2,063 1,950	— —	— —	42,204 34,100

(1)
This column reports the Company's matching contribution under the Company's Deferred Compensation Plan.

(2)
This column reports the Company's contributions to the Named Executive Officer's 401(k) savings accounts.

(3)
This column reports term life insurance policy premiums paid by the Company on behalf of Leonard M. DeAngelo and split dollar life insurance policy premiums paid by the Company on behalf of Mr. Ippolito and certain irrevocable trusts created by Peter M. Carlino. For further discussion of the split dollar life insurance policies, see the description under "Transactions with Related Persons" beginning on page 52 of this Proxy Statement.

(4)
The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.

(5)
The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the airplane. Since the Company's aircrafts are primarily used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots' salaries, depreciation of the purchase cost of the aircraft and the cost of general maintenance.

(6)
Amounts represent the accelerated payment of a portion of the payment due to Messrs. Clifford, DeAngelo and Savitch on a change in control pursuant to the terms of their employment agreements with the Company. The accelerated change in control payments were made in December 2007 in accordance with a Change in Control Payment Acknowledgement and Agreement (the "Acknowledgement and Agreement") the Company entered into with Messrs. Clifford, DeAngelo and Savitch on December 26, 2007, and are subject to return in certain situations. The Acknowledgement and Agreements are described in more detail in "Potential Payments Upon Termination or Change in Control" below and were entered into as part of actions taken to reduce the amount of "gross-up" payments pertaining to federal excise taxes that may have otherwise been owed to such executives under the terms of their existing employment agreements in connection with the change in control payments due upon the consummation of the Merger. In accordance with the terms of each Acknowledgment and Agreement, following the termination of the Merger, the Company promptly exercised its clawback right to have each Executive return the Accelerated Change in Control Payments and each Executive has done so (subject only to receiving tax refunds from the applicable taxing authorities and promptly transferring such refunds to the Company).

2007 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(1)		Grant Date Fair Value of Stock and Option Awards ($)(3)
							Exercise or Base Price of Option Awards ($/Sh)(2)
		Grant Board Approval Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Peter M. Carlino—Options	1/2/2007	12/26/2006	—	—	—	300,000	41.62	4,755,600
Peter M. Carlino—EBITDA(4)	—	—	750,000	1,500,000	2,250,000	—	—	—
Peter M. Carlino—Free Cash Flow(5)	—	—	750,000	1,500,000	2,625,000	—	—	—
William J. Clifford—Options	1/2/2007	12/26/2006	—	—	—	100,000	41.62	1,585,200
William J. Clifford—EBITDA(4)	—	—	262,500	525,000	787,500	—	—	—
William J. Clifford—Free Cash Flow(5)	—	—	262,500	525,000	918,750	—	—	—
Leonard M. DeAngelo—Options	—	—	—	—	—	—	—	—
Leonard M. DeAngelo—EBITDA(4)	—	—	281,250	562,500	843,750	—	—	—
Leonard M. DeAngelo—Free Cash Flow(5)	—	—	281,250	562,500	984,375	—	—	—
Jordan B. Savitch—Options	1/2/2007	12/26/2006	—	—	—	50,000	41.62	792,600
Jordan B. Savitch—EBITDA(4)	—	—	101,250	202,500	303,750	—	—	—
Jordan B. Savitch—Free Cash Flow(5)	—	—	101,250	202,500	354,375	—	—	—
Robert S. Ippolito—Options	1/2/2007	12/26/2006	—	—	—	40,000	41.62	634,080
Robert S. Ippolito—EBITDA(4)	—	—	67,500	135,000	202,500	—	—	—
Robert S. Ippolito—Free Cash Flow(5)	—	—	67,500	135,000	236,250	—	—	—

(1)
Options granted to the Named Executive Officers vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary.

(2)
The exercise price of each stock option is equal to the fair market value of a share of the Company's common stock on the date of grant. Pursuant to the terms of the Company's 2003 Long Term Incentive Compensation Plan, under which the options were granted, fair market value is equal to the closing price of the Company's common stock on the trading day immediately preceding the date of grant.

(3)
Represents the full grant date fair value of awards under SFAS 123(R). Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award's vesting period. Assumptions used in the calculation of these amounts are included in footnote 4 to the Company's audited financial statements beginning on page 67 of the Company's Annual Report on Form 10-K.

(4)
These amounts reflect awards pursuant to the internal measure portion of the Company's Annual Incentive Plan, which provides for the payment of incentive compensation upon the Company's achievement of pre-established EBITDA goals. Based on the Company's EBITDA performance for 2007, the executives received the maximum payout pursuant to the internal measure portion of the Company's Annual Incentive Plan for 2007, which is reflected in the Summary Compensation Table on page 36 of this Proxy Statement. See discussion in "Compensation Discussion and Analysis" beginning on page 24 of this Proxy Statement.

(5)
These amounts reflect awards pursuant to the external measure portion of the Company's Annual Incentive Plan, which provides for the payment of incentive compensation upon the Company's achievement of pre-established free cash flow goals. Based on the Company's free cash flow performance for 2007, the executives received an amount slightly below the target payout pursuant to the external measure portion of the Company's Annual Incentive Plan for 2007, which is reflected in the Summary Compensation Table on page 36 of this Proxy Statement. See discussion in "Compensation Discussion and Analysis" beginning on page 24 of this Proxy Statement.

 Outstanding 2007 Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
								Market Value of Shares or Units of Stock Held that Have Not Vested ($)(3)
		Number of Securities Underlying Unexercised Options:					Number of Shares or Units of Stock Held that Have Not Vested (#)(2)
Name	Option Grant Date(1)	Exercisable (#)	Unexercisable (#)(1)	Option Exercise Price($)	Option Expiration Date	Stock Award Grant Date
Peter M. Carlino	02/06/03 01/29/04 01/06/05 01/12/06 01/02/07	75,000 75,000 261,300 75,000 —	— 75,000 300,000 225,000 300,000	7.95 12.15 29.22 33.12 41.62	02/06/13 01/29/14 01/06/15 01/12/16 01/02/17	05/26/04 01/12/06	160,000 60,000	9,528,000 3,573,000
William J. Clifford	01/02/02 02/06/03 01/29/04 01/06/05 01/12/06 01/02/07	19,776 87,422 75,000 150,000 25,000 —	— — 25,000 150,000 75,000 100,000	7.42 7.95 12.15 29.22 33.12 41.62	01/02/09 02/06/10 01/29/11 01/06/12 01/12/13 01/02/14	01/12/06	40,000	2,382,000
Leonard M. DeAngelo	07/21/03 01/29/04 01/06/05 01/12/06 07/31/06	95,619 52,500 80,000 25,000 62,500	— 17,500 80,000 75,000 187,500	10.06 12.15 29.22 33.12 33.43	07/21/10 01/29/11 01/06/12 01/12/13 07/31/13	01/12/06	40,000	2,382,000
Jordan B. Savitch	09/03/02 01/29/04 01/06/05 01/12/06 01/02/07	44,260 40,500 70,000 12,500 —	— 17,500 70,000 37,500 50,000	8.73 12.15 29.22 33.12 41.62	09/03/09 01/29/11 01/06/12 01/12/13 01/02/14	01/12/06	20,000	1,191,000
Robert S. Ippolito	01/02/02 02/06/03 01/29/04 01/06/05 01/12/06 01/02/07	1,524 12,422 45,000 60,000 15,000 —	— — 15,000 60,000 45,000 40,000	7.42 7.95 12.15 29.22 33.12 41.62	01/02/09 02/06/10 01/29/11 01/06/12 01/12/13 01/02/14	01/12/06	20,000	1,191,000

(1)
Options vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary. In the event of a change in control, options vest immediately.

(2)
Represents restricted stock awards. Except for the May 26, 2004 grant to Mr. Carlino, which vests in full on May 26, 2009, the restricted stock awards granted vest 50% on each of the fourth and fifth anniversary of the date of grant. In the event of a change in control, restricted stock vests immediately.

(3)
Calculated based on the closing price of the Company's common stock on December 31, 2007 ($59.55), which was the last trading day of 2007.

2007 Option Exercises and Stock Vested

        The following table sets forth information concerning options exercised during fiscal 2007 (no restricted stock awards held by the Named Executive Officers vested during 2007):

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Peter M. Carlino	—	—
William J. Clifford	61,802	2,773,564
Leonard M. DeAngelo	151,425	7,496,001
Jordan B. Savitch	—	—
Robert S. Ippolito	19,054	828,067

2007 Nonqualified Deferred Compensation

        The following table sets forth information concerning nonqualified deferred compensation of the Named Executive Officers:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Peter M. Carlino	528,918	264,459	143,652	(2,090)	2,745,075
William J. Clifford	209,771	104,885	(7,184)	(916)	1,456,580
Leonard M. DeAngelo	222,209	111,104	49,893	(1,083)	978,037
Jordan B. Savitch	96,908	48,454	13,231	(526)	221,658
Robert S. Ippolito	142,644	32,872	98,089	(327)	825,088

(1)
For each Named Executive Officer, the Executive's contribution is included in the Named Executive Officer's salary and/or bonus for 2007, as reported in the Summary Compensation Table.

(2)
For each Named Executive Officer, the Company contribution is included in the Named Executive Officer's other compensation for 2007, as reported in the Summary Compensation Table.

(3)
Amounts are not reported in Summary Compensation Table because earnings are not above market or preferential.

(4)
The amount of each Named Executive Officer's aggregate balance at fiscal year-end that was reported as compensation in the Company's Summary Compensation Table for previous years is set forth below:

Name	Amount Previously Reported ($)*
Peter M. Carlino	1,810,136
William J. Clifford	1,150,024
Leonard M. DeAngelo	595,914
Jordan B. Savitch	63,591
Robert S. Ippolito	551,810

  *
  Except in the case of Mr. Ippolito, for each Named Executive Officer, the amount in the table represents all contributions to the Named Executive Officer's deferred compensation account by the executive and the Company for fiscal years 2001 through 2006. 2006 and 2007 contributions are included in the Summary Compensation Table of this Proxy Statement. Mr. Ippolito was not a Named Executive Officer for 2003, 2004 or 2005, and, therefore, neither his nor the Company's contributions to his deferred compensation account were reported for 2003, 2004 or 2005.

         Penn National Gaming, Inc. Deferred Compensation Plan.    Pursuant to the Company's Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the Compensation Committee may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be deferred. The Company's contributions under the plan are equal to 50% of the participant's annual deferral amounts up to a maximum credit of 5%. With the Board of Directors' approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service, as defined by the plan, with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change in control of the Company, as defined in the Deferred Compensation Plan. The Compensation Committee may accelerate vesting of the Company's contributions if a participant terminates his or her employment because of disability or involuntary termination of employment. For the purposes of the Company's Deferred Compensation Plan, generally, a change in control occurs when a person, entity or group acquires 50% or more of the Company's common stock; the Company reorganizes, merges or consolidates, except under circumstances described in the plan where control of the Company and its successor remains relatively consistent before and after such transaction; the Company's shareholders approve a complete liquidation or disposition of all of the assets of the Company, except under circumstances described in the plan where control of the Company and its successor remains relatively consistent before and after such transaction; and any time the incumbent directors on March 1, 2001, or subsequent directors approved by a majority of the incumbent directors, do not constitute a majority of the Board.

        Participants in the Deferred Compensation Plan may invest deferred amounts, including Company contributions, in mutual funds that are recommended by an outside investment advisor and approved by an internal advisory committee. The table below shows the funds available under the plan in 2007 and their rate of return for the calendar year ended December 31, 2007.

Name of Fund	Rate of Return in 2007
GWL - Fidelity VIP Money Mkt SC2	4.96%
Vanguard Federal Mkt (VMFXX)	5.10%
GWL - PIMCO VIT Short-Term: AC	4.52%
GWL - Vanguard VIF Ttl Bond Idx	6.98%
GWL - PIMCO VIT Tot Return: AC	8.78%
GWL - PIMCO VIT Real Ret: AC	10.65%
GWL - T.Rowe PerStrat Bal	7.61%
GWL - DWS VS II Dreman HiRet Eq A	-1.86%
DWS Dreman HiRet Eq R (KDHRX)	-1.43%
GWL - Dreyfus Stock Idx	5.30%
GWL - Fidelity VIP Contrafund SC 2	17.30%
GWL - Vanguard VIF Total Stk Mkt Index	5.16%
GWL - Neuberger AMT Partners	9.34%
GWL - Janus AS Forty IS	36.99%
GWL - Fidelity VIP MidCap SC2	15.34%
GWL - Neuberger AMT Regency CI I	3.30%
GWL - DWS VS II Dreman SmCap Val CI A	3.06%
GWL - AIM V.I. Small Cap Eq I	5.19%
GWL - Janus AS Int'l Growth IS	28.32%
GWL - Vanguard VIF Int'l	17.41%
GWL - Dreyfus Int'l Eq	17.11%
GWL - AIM VI Gib Real Estate SI	-5.54%

Participants may change their investment elections at any time.

        Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for up to five years.

For purposes of the plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment or payment in five or ten annual installments, at the election of the Compensation Committee. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of any subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Compensation Committee, a participant can suspend deferrals or receive a partial or full payout under the plan. In addition, participants can withdraw sums deferred prior to December 31, 2004 at any time subject to a 10% withdrawal penalty.

Employment Agreements

         Peter M. Carlino.    On May 26, 2004, the Company entered into an employment agreement with Peter M. Carlino, its Chairman and Chief Executive Officer. The agreement has an initial term of five years and automatically renews for five year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. The agreement sets a base salary, which shall be reviewed annually and is subject to increase by the Compensation Committee, and provides for additional compensation, including equity compensation and bonuses, as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health, vacation and deferred compensation benefits. Mr. Carlino's annual base salary for 2008 is $1,560,000. The agreement also provides for the continued payment of certain life insurance premiums on Mr. Carlino's behalf and provides Mr. Carlino with a Company car. Mr. Carlino's employment agreement prohibits him from competing with the Company during the greater of the term of his employment agreement (including any remainder of the term after his termination) or the Severance Term. However, if Mr. Carlino is terminated other than for Cause, he can terminate the non-competition agreement after one year if he waives his right to his remaining severance payments under the agreement. The employment agreement also prohibits the disclosure of confidential information of the Company and includes a non-solicitation prohibition, which runs for a reasonable transition period equal to the greater of one year or the period during which Mr. Carlino is prohibited from competing with the Company under his employment agreement.

        For a detailed description of the payments that Mr. Carlino is entitled to upon termination or change in control under his employment agreement, see "Potential Payments Upon Termination or Change in Control," beginning on page 44 of this Proxy Statement.

         William J. Clifford, Leonard M. DeAngelo, Jordan B. Savitch and Robert S. Ippolito.    On June 10, 2005, the Company entered into employment agreements with William J. Clifford, Senior Vice President, Finance and Chief Financial Officer, Jordan B. Savitch, Senior Vice President and General Counsel, and Robert S. Ippolito, Vice President, Secretary and Treasurer. On July 31, 2006, the Company entered into an employment agreement with Leonard M. DeAngelo, Executive Vice President of Operations. All four agreements have an initial term of three years and automatically renew for three-year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. In accordance with such terms, each of the agreements for Mr. Clifford, Mr. Savitch and Mr. Ippolito renewed for an additional three year period on June 10, 2008. The agreements set a base salary, which shall be reviewed annually and is subject to increase by the Board or the Compensation Committee, and provide for additional compensation, including equity compensation and bonuses as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health, vacation and deferred compensation benefits. Mr. DeAngelo's agreement provides for $1 million in life insurance paid for by the Company and provided for the grant to Mr. DeAngelo of options to purchase 250,000 shares of the Company's common stock in connection with his entry into the agreement. Mr. Ippolito's agreement provides for the continued payment of certain life insurance premiums on Mr. Ippolito's behalf and provides Mr. Ippolito with a Company car.

        On August 4, 2008, the Company announced the departure of Mr. DeAngelo from the Company, effective August 1, 2008, in a Current Report on Form 8-K. Mr. DeAngelo's departure was mutual and amicable. Mr. DeAngelo will receive benefits and separation payments in accordance with the employment agreement between Mr. DeAngelo and the Company dated as of July 31, 2006 (as described in more detail in "Potential Payments Upon Termination or Change in Control" below). Mr. DeAngelo's employment agreement also includes a restrictive covenant pursuant to which Mr. DeAngelo has agreed not to compete with the Company for 90 days following termination.

        Similarly, under their employment agreements, Messrs. Clifford, Savitch and Ippolito are prohibited from competing with the Company during the greater of the term of their employment agreements (including any remainder of the term after their termination) or the Severance Term except with the prior written consent of the Company. However, if any of the officers are terminated other than for cause or due to death or a total disability or in the event that the Company elects not to renew his agreement, the officer may terminate the non-competition agreement after one year if he waives his right to his remaining severance payments.

        Each employment agreement includes a non-solicitation prohibition, which runs for a period equal to the greater of one year from termination or the period (described above) during which the prohibition on competing with the Company is in effect under the employment agreement. Each employment agreement also prohibits the disclosure of confidential information of the Company.

        The base salaries for 2008 are as follows:

Name	2008 Base Salary
William J. Clifford	$728,000
Leonard M. DeAngelo	$750,000
Jordan B. Savitch	$421,200
Robert S. Ippolito	$280,800

        For a detailed description of the payments that Messrs. Clifford, DeAngelo, Savitch and Ippolito are entitled to upon termination or change in control under their employment agreements, see "Potential Payments Upon Termination or Change in Control," below.

         Timothy J. Wilmott.    On February 5, 2008, the Company entered into an employment agreement with Timothy J. Wilmott, its President and Chief Operating Officer. Pursuant to the terms of his Employment Agreement, Mr. Wilmott will receive an annual base salary of $1,250,000, will participate in the Company's incentive compensation plan for senior management and will receive other benefits and perquisites made available to similarly situated employees of the Company. In the event that Mr. Wilmott is terminated without cause (as defined in the Employment Agreement), he terminates his employment for good reason (as defined in the Employment Agreement), he voluntarily terminates his employment if the Company does not appoint him as Chief Executive Officer within three years after the commencement of his employment, or the Company does not elect to renew the Employment Agreement after its term, Mr. Wilmott will be entitled to twelve monthly payments each equal to 1.5 times the sum of (i) his monthly base salary at the highest rate in effect during the preceding twenty-four months and (ii) his monthly bonus value (determined by dividing the highest amount of annual cash bonus compensation paid to Mr. Wilmott in respect of either the first or second full calendar year immediately preceding the effective date of termination by twelve). If, within twelve months after a change in control (as defined in the Employment Agreement), Mr. Wilmott is terminated without cause or he resigns for good reason, he will be entitled to receive a lump sum cash payment equal to two times the sum of (i) his annual base salary at the highest rate in effect during the preceding twenty-four month period and (ii) the highest amount of annual cash bonus compensation paid to Mr. Wilmott in respect of either the first or second full calendar year immediately preceding the date of termination. Mr. Wilmott's Employment Agreement also contains customary non-compete and non-solicitation provisions during its term and for a twelve-month period after his employment with the Company is terminated.

Potential Payments Upon Termination or Change in Control

        The information below describes and quantifies compensation that would become payable under existing arrangements in the event of a termination of such Named Executive Officer's employment under several different circumstances or a change in control. The amounts shown assume that such termination or change in control was effective as of December 31, 2007, and thus include amounts earned through such time and are based (where applicable) on the closing price of the Company's common stock on such date (which was $59.55 per share) and are estimates of the amounts that would be paid to the Named Executive Officers upon their termination or a change in control. The actual amounts to be paid can only be determined at the time of such Named Executive Officer's separation from the Company or a change in control.

        The following tables quantify the amounts payable to each of the Named Executive Officers under the described termination circumstances and upon a change in control. Following the table is a description of the various policies and plans.

Post-Employment Payments—Peter M. Carlino

Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)		Termination for Cause by Company ($)	Termination Upon Death ($)	Termination upon Disability ($)		Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit(2)	—	8,700,000		—	—	8,700,000		11,430,000	11,430,000
Benefit Continuation(3)	—	25,494		—	—	25,494		—	25,494
Restricted Shares(4)	—	—		—	13,101,000	13,101,000		13,101,000	13,101,000
Unvested Stock Options(5)	—	22,635,000	(6)	—	—	22,635,000	(6)	23,979,750	23,979,750
Vested Stock Options(5)	17,332,479	17,332,479		17,332,479	17,332,479	17,332,479		17,332,479	17,332,479
Vested Deferred Compensation Balance(7)	2,745,075	2,745,075		2,745,075	2,745,075	2,745,075		—	2,745,075
Excise Tax Gross-Up(8)	n/a	n/a		n/a	n/a	n/a		—	—

Total	$20,077,554	$51,438,048		$20,077,554	$33,178,554	$64,539,048		$65,843,229	$68,613,798

Post-Employment Payments—William J. Clifford

Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)		Termination for Cause by Company ($)	Termination Upon Death ($)		Termination upon Disability ($)		Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit(2)	—	2,570,000		—	2,570,000		2,570,000		4,546,500	4,546,500
Benefit Continuation(3)	—	20,941		—	20,941		20,941		—	20,941
Restricted Shares(4)	—	—		—	2,382,000		2,382,000		2,382,000	2,382,000
Unvested Stock Options(5)	—	7,952,500	(6)	—	7,952,500	(6)	7,952,500	(6)	9,509,750	9,509,750
Vested Stock Options(5)	14,307,148	14,307,148		14,307,148	14,307,148		14,307,148		14,307,148	14,307,148
Vested Deferred Compensation Balance(7)	1,456,580	1,456,580		1,456,580	1,456,580		1,456,580		—	1,456,580
Excise Tax Gross-Up(8)	n/a	n/a		n/a	n/a		n/a		2,659,548	2,673,812

Total	$15,763,728	$26,307,169		$15,763,728	$28,689,169		$28,689,169		$33,404,946	$34,896,731

Post-Employment Payments—Jordan B. Savitch

Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)		Termination for Cause by Company ($)	Termination Upon Death ($)		Termination upon Disability ($)		Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit(2)	—	1,330,000		—	1,330,000		1,330,000		2,174,850	2,174,850
Benefit Continuation(3)	—	14,641		—	14,641		14,641		—	14,641
Restricted Shares(4)	—	—		—	1,191,000		1,191,000		1,191,000	1,191,000
Unvested Stock Options(5)	—	4,061,600	(6)	—	4,061,600	(6)	4,061,600	(6)	4,840,225	4,840,225
Vested Stock Options(5)	6,622,468	6,622,468		6,622,468	6,622,468		6,622,468		6,622,468	6,622,468
Vested Deferred Compensation Balance(7)	221,658	221,658		221,658	221,658		221,658		—	221,658
Excise Tax Gross-Up(8)	n/a	n/a		n/a	n/a		n/a		1,167,036	1,175,977

Total	$6,844,126	$12,250,367		$6,844,126	$13,441,367		$13,441,367		$15,995,579	$16,240,819

Post-Employment Payments—Leonard M. DeAngelo(10)

Executive Payments	Voluntary Termination by Executive without Good Reason ($)	Termination without Cause by Company or with Good Reason by the Executive ($)		Termination for Cause by Company ($)	Termination Upon Death ($)		Termination upon Disability ($)		Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit(2)	—	2,750,000		—	2,750,000		2,750,000		4,781,250	4,781,250
Benefit Continuation(3)	—	14,641		—	14,641		14,641		—	14,641
Restricted Shares(4)	—	—		—	2,382,000		2,382,000		2,382,000	2,382,000
Unvested Stock Options(5)	—	7,842,400	(6)	—	7,842,400	(6)	7,842,400	(6)	10,135,650	10,135,650
Vested Stock Options(5)	11,940,717	11,940,717		11,940,717	11,940,717		11,940,717		11,940,717	11,940,717
Unvested Deferred Compensation Balance(7)	—	—		—	65,169		—		—	65,169
Vested Deferred Compensation Balance(7)	912,868	912,868		912,868	912,868		912,868		—	912,868
Life Insurance Payment	n/a	n/a		n/a	1,000,000		n/a		n/a	n/a
Excise Tax Gross-Up(8)	n/a	n/a		n/a	n/a		n/a		3,250,532	3,262,197

Total	$12,853,585	$23,460,626		$12,853,585	$26,907,795		$25,842,626		$32,490,149	$33,494,492

Post-Employment Payments—Robert S. Ippolito

Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)		Termination for Cause by Company ($)	Termination Upon Death ($)		Termination upon Disability ($)		Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit(2)	—	1,020,000		—	1,020,000		1,020,000		1,592,400	1,592,400
Benefit Continuation(3)	—	14,641		—	14,641		14,641		—	14,641
Restricted Shares(4)	—	—		—	1,191,000		1,191,000		1,191,000	1,191,000
Unvested Stock Options(5)	—	3,682,300	(6)	—	3,682,300	(6)	3,682,300	(6)	4,437,350	4,437,350
Vested Stock Options(5)	5,069,671	5,069,671		5,069,671	5,069,671		5,069,671		5,069,671	5,069,671
Vested Deferred Compensation Balance(7)	825,088	825,088		825,088	825,088		825,088		—	825,088
Life Insurance Payment	n/a	n/a		n/a	200,000	(9)	n/a		n/a	n/a
Excise Tax Gross-Up(8)	n/a	n/a		n/a	n/a		n/a		—	—

Total	$5,894,759	$10,611,700		$5,894,759	$12,002,700		$11,802,700		$12,290,421	$13,130,150

(1)
Upon the occurrence of a change in control, the change in control payment is made, and the stock options and restricted stock accelerate; no termination of employment is required. Pursuant to an agreement with the Company entered into on December 26, 2007, each of Messrs. Clifford, DeAngelo and Savitch has been paid a portion of his change in control payment, but such payment is subject to repayment. See the discussion of the change in control payment advances in "Employment Agreements—Change in Control" below.

(2)
Basis for cash severance benefit upon a change in control is 2008 salary plus highest bonus earned over years 2007 and 2006. Other cash severance benefits are based upon 2007 salary plus highest bonus earned over years 2006 and 2005.

(3)
Represents employer cost of medical and dental coverage. Assumes cost of benefit increasing 10% annually.

(4)
Restricted stock award values were computed based on the closing price of the Company's common stock on December 31, 2007 ($59.55), which was the last trading day of 2007.

(5)
Amounts represent the difference between the exercise price of each Named Executive Officer's options and the closing price of the Company's common stock on December 31, 2007 ($59.55).

(6)
Unvested options continue to vest over three years (Mr. Carlino) and two years (other executives) following termination. Restrictions lapse upon death or a change in control.

(7)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service, although vesting is accelerated upon death, change in control and, at the option of the Compensation Committee, disability. Because Mr. DeAngelo joined the Company in July 2003, at December 31, 2007, the Company's contributions to his deferred compensation account was only 80% vested. As a result, if, on December 31, 2007, Mr. DeAngelo voluntarily terminated his employment or was terminated without cause by the Company, then, unless a change in control had occurred prior to such termination, the unvested portion of the Company's contributions to his deferred compensation account would be forfeited. If a change in control occurred prior to such termination, the Company's contributions would vest in full (resulting in a total distribution of $978,037 for Mr. DeAngelo). Similarly, if Mr. DeAngelo's employment was terminated due to disability on December 31, 2007, the unvested portion of the Company's contributions to his deferred compensation account would be forfeited unless the Compensation Committee determined otherwise.

(8)
The amounts in the table are based on a Section 280G of the Code excise tax rate of 20% and effective income and payroll tax rates of approximately 39.8%.

(9)
Assuming the benefit became payable on December 31, 2007, the beneficiaries of the insurance policy would be required to reimburse the Company for $50,283 in premiums on the policy previously paid by the Company. For a discussion of the split dollar life insurance policies, see page 48 of this Proxy Statement.

(10)
On August 4, 2008, the Company announced the departure of Mr. DeAngelo from the Company, effective August 1, 2008, in a Current Report on Form 8-K. Mr. DeAngelo will receive benefits and separation payments, in accordance with the employment agreement between Mr. DeAngelo and the Company dated as of July 31, 2006, which is consistent with the calculations used to determine the amounts set forth under "Termination without Cause by Company or with Good Reason by the Executive."

         Employment Agreements.    As described above, the Company has entered into Employment Agreements with each of the Named Executive Officers. Under the agreements, in the event of a termination, the following benefits would be provided to the Named Executive Officers:

         Termination Without Cause or Due to Death or Total Disability.    If the Company elects not to renew the Named Executive Officer's employment agreement or the Named Executive Officer is terminated (i) without cause; (ii) due to total disability; or (iii) in the case of the Named Executive Officers other than Mr. Carlino, death, in addition to the obligations accrued or earned and vested (if applicable) by the Named Executive Officer as of the date of termination, the Named Executive Officer will:

  •
  be entitled to receive two years (three years in the case of Mr. Carlino) base salary, based on the highest salary and bonus the Named Executive Officer received during the two years prior;

  •
  be entitled to receive health benefits coverage during the Severance Term; and

  •
  become a non-executive employee of the Company so his options continue to vest.

        Payments are made: 75% within 15 days of termination and the balance in accordance with payroll practices, unless the Company elects to make the whole payment in a single lump sum. Each Named Executive Officer is subject to the confidentiality, non-competition and non-solicitation provisions of the applicable employment agreement, described beginning on page 42 of this Proxy Statement. In addition, the Named Executive Officer must execute a separation agreement and general release in order to receive the benefits described above. The separation agreement and general release generally has a three year term, includes a mutual release and covenant not to sue regarding all claims between the Company and the Named Executive Officer, non-disparagement and confidentiality provisions, and provides that the Named Executive Officer will provide reasonable transition assistance to the Company for one year without charge. Mr. DeAngelo executed the required separation agreement and general release in connection with his departure on August 1, 2008.

         Termination for Cause or by the Named Executive Officer.    If (i) a Named Executive Officer terminates his employment for any reason; (ii) any Named Executive Officer's employment is terminated by the Company for cause or (iii) in the case of Mr. Carlino, his employment is terminated because of death, the Named Executive Officer, or the legal beneficiaries of Mr. Carlino in the case of Mr. Carlino's death, will receive obligations accrued or earned and vested by the Named Executive Officer as of the date of termination (e.g., earned salary).

    Cause.    For the purposes of the employment agreements, the Company has "cause" if the Named Executive Officer is convicted of crimes involving allegations of fraud, theft, perjury or conspiracy, the Named Executive Officer is found disqualified or not suitable to hold a casino or other gaming license by a governmental gaming authority in any jurisdiction where such executive is required to be found qualified, suitable or licensed, the Named Executive Officer materially breaches the employment agreement or any material Company policy or the Named Executive Officer misappropriates corporate funds.

    Good Reason.    For the purposes of the employment agreements, a Named Executive Officer has "good reason" if the Named Executive Officer is assigned to duties inconsistent with his position or authority, the Named Executive Officer's compensation is reduced, the Named Executive Officer's travel requirements are materially reduced or the Named Executive Officer's employment agreement is materially breached by the Company.

Change in Control.    In the event of a change in control, the Named Executive Officer is entitled to receive a cash payment equal to three times the sum of the highest annual base salary he received during the past two years and highest annual bonus the officer received with respect to the last two calendar years. Three quarters of this change in control payment is due on the effective date of the change in control and the balance is due on the 90th day thereafter, but is payable immediately if the Named Executive Officer employment is terminated or the executive terminates his employment for good reason. The Named Executive Officer is subject to the confidentiality, non-competition and non-solicitation provisions of the employment agreement, described beginning on page 42 of this Proxy Statement, and the Company can require the executive to execute a release in order to receive the change in control benefit. For the Named Executive Officers, if, in the two year period prior to a change in control, the executive is terminated by the Company without cause or due to total disability or the Company elects not to renew the employment agreement, then the executive is still eligible for the change in control benefit.

        For the purposes of Messrs. Carlino, Clifford, Savitch and Ippolito's employment agreements, a change in control is defined as the occurrence of one or more of the following events:

  •
  any sale or other transfer of all or substantially all of the assets of the Company;

  •
  the election of two or more persons to the Board who were not nominated for election or elected to the Board with the affirmative vote of a majority of directors comprising the Board or, if applicable, the Nominating Committee; or

  •
  a person or group becomes the beneficial owner of more than 40% of the Company's common stock.

        Mr. DeAngelo's employment agreement had the same definition of change in control contained in the Company's 2003 Long Term Incentive Compensation Plan, which is described below under the heading "Stock Options."

        As previously disclosed by the Company on January 2, 2008 in a Current Report on Form 8-K, in anticipation of the Merger, the Compensation Committee authorized the Company to enter into a Change in Control Payment Acknowledgement and Agreement (the "Acknowledgement and Agreement") with its principal financial officer, William J. Clifford, and two of its other named executive officers, Leonard M. DeAngelo and Jordan B. Savitch, on December 26, 2007. Pursuant to employment agreements between the Company and each of Messrs. Clifford, DeAngelo and Savitch (the "Executives"), if the Merger had been consummated, each Executive would have been entitled to receive certain cash payments from the Company. Pursuant to the Acknowledgement and Agreement, a portion of such payments were accelerated (the "Accelerated Change in Control Payment") and paid in December 2007, subject to a clawback obligation of each Executive to return such amounts in the event the Merger failed to close. The Acknowledgement and Agreements were entered into as part of actions taken by the Company to reduce the amount of the federal excise taxes imposed on the Company's officers and, consequently, the amount of the "gross-up" payments payable under such officers' employment agreements. The Accelerated Change in Control Payment for each of Messrs. Clifford, DeAngelo and Savitch was $3,409,875, $3,653,438 and $1,281,138, respectively. In accordance with the terms of each Acknowledgment and Agreement, following the termination of the Merger, the Company promptly exercised its clawback right to have each Executive return the Accelerated Change in Control Payments and each Executive has done so (subject only to receiving tax refunds from the applicable taxing authorities and promptly transferring such refunds to the Company).

         Excise Tax Gross Up.    If the Named Executive Officer is entitled to receive any payments upon termination or change in control pursuant to the employment agreement or under any plan or arrangement providing for payments under similar circumstances and any of such payments result in excise tax under the Code, then the Named Executive Officer is entitled to a gross-up payment so that the net amount he retains will be equal to his payment or payments less ordinary and normal taxes (but not less the excise tax).

         Life Insurance.    The Company pays term life insurance policy premiums on behalf of Mr. DeAngelo and split dollar life insurance policy premiums on behalf of Mr. Ippolito. For further discussion of the split dollar life insurance policies, see the description under "Transactions with Related Persons" beginning on page 52 of this Proxy Statement.

         Deferred Compensation Plan.    The Named Executive Officers participate in the Company's Deferred Compensation Plan. A description of the Deferred Compensation Plan, including the impact of termination of employment and change in control, can be found beginning on page 32 of this Proxy Statement.

         Stock Options.    As of December 31, 2007, all of the Named Executive Officers held unvested stock option awards granted under the Company's 2003 Long Term Incentive Compensation Plan. In the event of a change in control, all unvested stock option awards vest immediately. A Named Executive Officer's separation from the Company, by retirement, termination or otherwise, would not result in an acceleration of unvested options.

        For the purposes of the Company's 2003 Long Term Incentive Compensation Plan, a change in control is defined as the occurrence of one or more of the following events:

  •
  any sale or other transfer of all or substantially all of the assets of the Company;

  •
  there is generally a change in a majority of the Board;

  •
  a person or group becomes the beneficial owner of shares representing more than 50% of the Company's common stock;

  •
  the shareholders of the Company approve the liquidation, dissolution or winding up of the Company; or

  •
  the occurrence of certain corporate reorganizations, where, as a result of the corporate reorganization, the Company's common stock is changed or exchanged into other assets or securities.

         Restricted Stock Awards.    The Named Executive Officers received restricted stock awards under the Company's 2003 Long Term Incentive Compensation Plan. Restricted stock is not generally awarded to the Company's employees. Upon retirement at or after age 65 (none of the Named Executive Officers had reached 65 at December 31, 2007) or termination because of death or disability, the restricted stock awards fully vest. Upon termination other than retirement or termination as a result of death or disability, all unvested restricted stock awards are forfeited. In the event of a change in control, as defined in the 2003 Long Term Incentive Compensation Plan, all restricted stock awards vest immediately. In addition, the Named Executive Officers' currently outstanding restricted stock will vest in full if a change in control, as defined in the Named Executive Officers' employment agreements, occurs. As described above, with the exception of Mr. DeAngelo's employment agreement, the definition of change in control in the Named Executive Officers' employment agreements is different from the definition of change in control in the 2003 Long Term Incentive Compensation Plan.

         Accrued Pay and Regular Termination Benefits.    In addition to the benefits described above, the Named Executive Officers are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

  •
  Accrued salary, vacation pay and unreimbursed expenses;

  •
  Disability insurance; and

  •
  Distributions of plan balances under the Company's 401(k) plan.

        Similarly, except as described above, upon termination of employment, a Named Executive Officer's options are subject to the terms applicable to all recipients of such awards under the Company's applicable plans. The Company is not obligated to provide any special accelerated vesting of Named Executive Officer's options other than as described above.

 SECURITY OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of the Company's common stock as of August 21, 2008, by each person known to the Company to own beneficially more than 5% of the Company's outstanding common stock, each director, the CEO and each of the four other most highly compensated executive officers of the Company and all of the executive officers and directors of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them except as otherwise shown in the footnotes to the table. Unless otherwise indicated in the footnotes to the table, the address of each such person is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

        Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options currently exercisable or exercisable within 60 days of August 21, 2008 are deemed outstanding for computing the percentage beneficially owned by such holder, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table. The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of common stock outstanding as of August 21, 2008 (85,846,920 shares).

Name and Address	Number of Shares Beneficially Owned	Percentage of Class
Peter M. Carlino(2)	11,785,947	13.59%
Peter D. Carlino(1)(3)	9,634,627	11.22%
Richard J. Carlino(1)(4)	9,142,150	10.65%
David E. Carlino(1)(4)	9,140,928	10.65%
Carlino Family Trust(1)	8,872,838	10.34%
Harold Cramer(1)(5)	9,764,356	11.36%
David A. Handler(6)	212,500	*
John M. Jacquemin(6)	144,900	*
Robert P. Levy(7)	36,600	*
Barbara Z. Shattuck(8)	107,115	*
Timothy Wilmott(10)	—	*
William J. Clifford(6)(9)	594,360	*
Leonard M. DeAngelo(6)(9)(11)	530,451	*
Jordan B. Savitch(6)(9)	276,760	*
Robert S. Ippolito(6)(9)	257,400	*
All executive officers and directors as a group (11 persons)(6)(9)	5,561,101	6.27%
Akre Capital Management, LLC(12)	7,173,138	8.36%
*
Less than 1%.

 Notes to Security Ownership of Principal
Shareholders and Management Table

1.
8,872,838 shares of the Company's common stock are owned by an irrevocable trust, which the Company refers to as the Carlino Family Trust, among Peter D. Carlino, his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. 201,806 shares of the Company's common stock are also owned by the Trust for Gary Gilbert, an irrevocable trust, which was created by one of Peter D. Carlino's children, as settlor, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. Peter D. Carlino, Peter M. Carlino, David E. Carlino, Richard J. Carlino and Harold Cramer have shared investment power and shared voting power with respect to certain matters for both the Carlino Family Trust and the Trust for Gary Gilbert.

2.
The number of shares in the table includes 8,872,838 shares owned by the Carlino Family Trust, 201,806 shares owned by the Trust for Gary Gilbert, 363,468 shares owned solely owned by Mr. Carlino, 231,380 shares owned by the Grantor Retained Annuity Trust of Peter M. Carlino dated September 23, 2005 of which Peter M. Carlino is the trustee and has sole voting and investment power, 21,659 shares owned by the 2006 Grantor Retained Annuity Trust of Peter M. Carlino dated May 19, 2006 of which Peter M. Carlino is the trustee and has sole voting and investment power, 63,945 shares owned by the 2007 Grantor Retained Annuity Trust of Peter M. Carlino dated June 14, 2007 of which Peter M. Carlino is the trustee and has sole voting and investment power, 509,303 shares owned by the 2008 Grantor Retained Annuity Trust of Peter M. Carlino dated June 26, 2008 of which Peter M. Carlino is the trustee and has sole voting and investment power, 173,795 shares owned jointly with Mr. Carlino's wife, 266,453 shares owned by Mr. Carlino's wife, 220,000 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted, and 861,300 shares that may be acquired upon the exercise of outstanding options.

3.
The number of shares in the table includes 8,872,838 shares owned by the Carlino Family Trust, 201,806 shares owned by the Trust for Gary Gilbert and 502,212 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino's children as to both of which Peter D. Carlino has shared investment power and shared voting power.

4.
The number of shares in the table includes 8,872,838 shares of common stock owned by the Carlino Family Trust and 201,806 shares owned by the Trust for Gary Gilbert.

5.
The number of shares in the table includes 8,872,838 shares owned by the Carlino Family Trust, 201,806 shares owned by the Trust for Gary Gilbert, an aggregate of 502,212 shares owned by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino's children as to both of which Harold Cramer has shared investment power and shared voting power and 127,500 shares that may be acquired upon the exercise of outstanding options.

6.
Includes shares that may be acquired upon the exercise of outstanding options, as follows: William J. Clifford, 507,198 shares; Leonard M. DeAngelo, 460,619 shares; Jordan B. Savitch, 244,760 shares; Robert S. Ippolito, 203,946 shares; David A. Handler, 187,500 shares; and John M. Jacquemin, 142,500 shares; and all executive officers and directors as a group, 2,832,823 shares.

7.
Includes 30,000 shares that may be acquired upon the exercise of outstanding options and 600 shares owned by Mr. Levy's spouse, as to which shares Mr. Levy disclaims beneficial ownership.

8.
Includes 67,500 shares that may be acquired upon the exercise of outstanding options and 2,000 shares owned by Ms. Shattuck's spouse, as to which shares Ms. Shattuck disclaims beneficial ownership.

9.
Includes restricted shares issued as follows: William J. Clifford, 40,000 shares; Leonard M. DeAngelo, 40,000 shares; Jordan B. Savitch, 20,000 shares; Robert S. Ippolito, 20,000 shares; and all executive officers and directors as a group, 340,000 shares, under which each of them has voting rights but his disposition rights are currently restricted.

10.
On February 5, 2008, the Company entered into an employment agreement with Timothy J. Wilmott, its President and Chief Operating Officer. As of August 21, 2008, Mr. Wilmott does not beneficially own any shares of common stock or exercisable options.

11.
On August 4, 2008, the Company announced the departure of Mr. DeAngelo from the Company, effective August 1, 2008, in a Current Report on Form 8-K. Mr. DeAngelo will receive benefits and separation payments, in accordance with the employment agreement between Mr. DeAngelo and the Company dated as of July 31, 2006.

12.
According to their 13G/A filed with the SEC on February 14, 2008, consists of shares beneficially owned as of December 31, 2007 by Akre Capital Management, LLC, which the Company refers to as ACM, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and Chares T. Akre, Jr., and represents shares to which ACM and Mr. Akre have shared voting and dispositive power. Mr. Akre is the managing member of ACM. The address of ACM and Mr. Akre is 2 West Marshall Street, P.O. Box 998, Middleburg, VA 20118.

TRANSACTIONS WITH RELATED PERSONS

        In August 1994, the Company signed a consulting agreement with Peter D. Carlino, former Chairman of the Company. Pursuant to the consulting agreement, as amended, Peter D. Carlino receives an annual fee of $135,000. Peter D. Carlino is the father of Peter M. Carlino, the Chairman of the Board and CEO of the Company.

        Historically, the Company paid premiums on life insurance policies (the "Policies") on behalf of certain irrevocable trusts (the "Trusts") created by the Company's Chairman and Chief Executive Officer ("CEO"). The policies covered the Chairman and CEO's life and that of his spouse. The Trusts were the owners and beneficiaries of the policies and were obligated to reimburse the Company for all premiums paid when the insurance matures or upon death. To secure the Company's interest in each of the Policies, the Trusts executed a collateral assignment of each of the Policies to the Company. As of December 31, 2007, the Trusts terminated these policies and reimbursed the Company for all but $159,000 for these payments. In addition, the Company has historically paid the premiums on a life insurance policy that covers the life of Mr. Ippolito. The beneficiaries of Mr. Ippolito's policy are obligated to reimburse the Company for all premiums paid when the insurance matures or upon death. At December 31, 2007 and 2006, the Company has recorded a receivable in other assets from the beneficiaries of Mr. Ippolito's policy in the amount of $50,283 and $47,515, respectively.

        The Company currently leases 42,348 square feet of executive office and warehouse space for buildings in Wyomissing, Pennsylvania from affiliates of its Chairman and CEO. Rent expense for the years ended December 31, 2007, 2006 and 2005 amounted to $0.7 million, $0.6 million, and $0.5 million, respectively. The leases for the office space expire in March 2012, May 2012 and May 2013, and the lease for the warehouse space expires in July 2010. The future minimum lease commitments relating to these leases at December 31, 2007 equaled $3.8 million. The Company also paid $3.7 million, $1.3 million and $0.4 million in construction costs to these same affiliates for the years ended December 31, 2007, 2006 and 2005, respectively. Based on its research, the Company believes that the lease terms of the leases are not less favorable than lease terms available from an unaffiliated third party. In addition, the Company believes that construction services were performed on terms no less favorable than the terms that could have been obtained from an unaffiliated third party.

        Eric Schippers, the Vice President, Public Affairs & Government Relations of the Company is the son-in-law of the Company's CEO. Mr. Schippers joined the Company in 2003. From 1998 to 2003, Mr. Schippers was President of the Alexandria, Virginia-based Center for Individual Freedom, a non-partisan constitutional advocacy group. Mr. Schippers has also worked for Burson-Marsteller, one of the world's largest international public relations firms, representing numerous Fortune 500 clients in the areas of media relations, public affairs, crisis communications and constituency relations. In 2007, Mr. Schippers received a salary of $260,000, a bonus of $255,000 (representing bonus awards for performance in 2006 and 2007) and options to purchase 25,000 shares of the Company's common stock.

        John Walborn, the Vice President, Quality Assurance of the Company is the brother-in-law of the Company's CEO. Mr. Walborn joined the Company in 1998 as Director of Quality and Facility Operations where he was responsible for overseeing off track wagering business needs and opportunities. Mr. Walborn was promoted in January 2002 to his present position of Vice President of Quality Assurance. Prior to joining the Company, Mr. Walborn held positions as President of Pretzel Gourmet, President of Scarborough Fair, and President and Chief Executive Officer of Ko-Ord Services, an operational division of a chain of Arby's Roast Beef franchises. In 2007, Mr. Walborn received a salary of $141,960, a bonus of $69,615 (representing bonus awards for performance in 2006 and 2007) and options to purchase 25,000 shares of the Company's common stock. As a result of his retirement plans, on February 14, 2008, Mr. Walborn executed an employment agreement under which he will remain employed at a substantially reduced salary through January 30, 2009, while he transitions his current responsibilities to his successor.

Review and Approval of Transactions with Related Persons

        Pursuant to the terms of its charter, the Company's Audit Committee reviews and pre-approves all conflicts of interest and related party transactions. For the purposes of Audit Committee review, a related party transaction is a transaction that meets the minimum threshold for disclosure in the Company's proxy statement or Annual Report on Form 10-K under the rules of the SEC. The Company's Code of Business Conduct has a broad definition of conflict of interest, which includes related party transactions, and requires employees to report potential conflicts to the Chief Compliance Officer. All potential conflicts of interest involving an executive officer, director or 5% or greater shareholder of the Company are communicated by the Chief Compliance Officer (or other members of Company management) to the Vice President of Internal Audit. The Vice President of Internal Audit then consults with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related party transaction that must be presented to the Audit Committee. For the purposes of the Audit Committee's review, related party transactions are transactions, arrangements or relationships where the Company is a participant and in which an executive officer, a director or an owner of more than 5% of the Company's common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest.

        For transactions determined to require Audit Committee review, the Vice President of Internal Audit collaborates with members of the legal and finance staffs to prepare and present the transaction to the Audit Committee. There is no dollar threshold for transactions subject to the Audit Committee's review and pre-approval—all related party transactions are reviewed. In terms of standards applied by the Audit Committee in reviewing related party transactions, a director will not participate in the review of transactions in which he or she or his or her immediate family member has an interest, the Audit Committee will only approve related party transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.

        Currently, the policy to review related party transactions is evidenced in the Audit Committee charter and the Company's Code of Business Conduct and certain of the procedures followed in considering related party transactions are based on past practice and the advice of counsel.

Compensation Committee Interlocks and Insider Participation

        During 2007, the members of the Company's Compensation Committee were Messrs. Cramer and Handler and Ms. Shattuck. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors consists of John M. Jacquemin (Chairman), Harold Cramer and Barbara Z. Shattuck, all of whom are independent directors under the current Marketplace Rules, and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission. A copy of the written charter was included as Appendix A to the Company's 2004 Annual Meeting Proxy Statement dated April 21, 2004, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company's independent registered public accounting firm. The Company's independent registered public accounting firm (the "independent accounting firm") is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the company's internal control over financial reporting. In addition, the Company's independent accounting firm will express its own opinion on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee members are not professional accountants, and their functions are not intended to duplicate or to certify the activities of management and the independent accounting firm, nor can the Audit Committee certify that the independent accounting firm is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accounting firm on the basis of the information it receives, discussions with management and the independent accounting firm and the experience of the Audit Committee's members in business, financial and accounting matters.

        In this context, in 2007, the Audit Committee met and held discussions with management and the independent accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with independent accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

        The Company's independent accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accounting firm the firm's independence.

        Based upon Audit Committee's discussion with management and the independent accounting firm and the Audit Committee's review of the representation of management and the report of independent accounting firm on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
John M. Jacquemin, Chairman Harold Cramer Barbara Z. Shattuck

OTHER MATTERS

        The Company is mailing a copy of its Annual Report on Form 10-K for the year ended December 31, 2007 to shareholders and a proxy card together with this proxy statement to all shareholders of record at the close of business on                        , 2008. The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock and any other equity securities of the Company with the SEC. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them during 2007. In 2008, Robert P. Levy was inadvertently late in filing a Form 4 reporting the sale of 4,000 shares of common stock.

Advanced Notice Provision

        Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has owned beneficially at least 1% of the Company's common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company's Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the annual meeting is held more than 60 days before or after the preceding year's annual meeting, notice must be received no later than the close of business on the tenth day following the day on which notice of the meeting is mailed. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

2009 Annual Meeting of Shareholders

        The Company is scheduled to hold its 2009 Annual Meeting of Shareholders on                , 2009.

Shareholder Proposals

        Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2009 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than                        . Proposals should be sent to the Company's principal executive office, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.

Householding of Proxy Materials

        Certain shareholders who share the same address may receive only one copy of the Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2007 in accordance with a notice delivered from such shareholders' bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (610) 373-2400 or in writing at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

Incorporation by Reference

        The accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2007 contains the consolidated balance sheets of the Company at December 31, 2007 and December 31, 2006 and related consolidated statements of income, changes in shareholders' equity and cash flows for fiscal years ended December 31, 2007, December 31, 2006 and December 31, 2005. Such financial statements are incorporated herein by reference. In addition, the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2007 contains Management's Discussion and Analysis of Financial Conditions and Results of Operations, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure and Quantitative and Qualititative Disclosure about Market Risk. Management's Discussion and Analysis of Financial Conditions and Results of Operations, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure and Quantitative and Qualitative Disclosure about Market Risk are incorporated herein by reference.

By Order of the Board of Directors,
/s/ ROBERT S. IPPOLITO
, 2008	Secretary

Appendix A

PENN NATIONAL GAMING, INC.

2008 LONG TERM INCENTIVE
COMPENSATION PLAN

(Effective                        , 2008)

i

PENN NATIONAL GAMING, INC.
2008 LONG TERM INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

        The 2008 Long Term Incentive Compensation Plan is intended to advance the interests of Penn National Gaming, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate directors and selected key employees (including officers) to direct their efforts to those activities that will contribute materially to the Company's success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to employees who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such key employees increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

  Section 2.1    Definitions

        The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

         Act.    The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time. References to any Section or Subsection of the Act are to such Section or Subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such Section or Subsection.

         Award.    A grant of one of the following under the Plan: "Stock Option Award"; "Stock Appreciation Right Award"; "Restricted Stock Award"; "Phantom Stock Unit Award"; and "Other Award"; all as further defined herein.

         Award Agreement.    The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed, shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of his or its, as the case may be, powers under the Plan.

         Beneficiary.    Any individual, estate or trust who or which by designation of the a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.

         Board.    The Board of Directors of the Company, as it may be constituted from time to time.

         Cause.    Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found unsuitable by a regulatory authority having jurisdiction over the Company, willful and wrongful disclosure of confidential information, engagement in competition with the Company and any other conduct defined as cause in any agreement between a Grantee and the Company or any Subsidiary, in each case during employment with the Company and all Subsidiaries or service as a Director, as the case may be.

         Chairman.    The Chairman of the Board of the Company or his designee(s).

         Change of Control.

        (a)   With respect to Awards that are not "deferred compensation" under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:

          (i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of either (A) the then outstanding shares of the Company (the "Outstanding Company Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or

          (ii)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

          (iii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

          (iv)  individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

        (b)   With respect to Awards that are "deferred compensation" under Section 409A of the Code, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a "change in control event" for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.

         Code.    The Internal Revenue Code of 1986, amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

         Committee.    The Compensation Committee of the Board.

         Common Stock.    Common stock of the Company, par value $.01.

         Company.    Penn National Gaming, Inc., a Pennsylvania corporation, and its successors and assigns.

         Date of Grant.    The date as of which the Grantor grants an Award.

         Director.    A member of the Board who is not also an employee of the Company or any Subsidiary.

         Disability.    A physical or mental impairment sufficient to make the Grantee who is an Employee eligible for benefits under the Company's or Subsidiary's long-term disability plan in which the Grantee is a participant. A Grantee who is a Director shall be treated as having a Disability if a physical or mental impairment would have made the Director eligible for benefits under the Company's long-term disability plan had the Director been an Employee.

         Effective Date.                                        , 2008, the date on which the shareholders of the Company approved the Plan.

         Employee.    An employee of the Company or any Subsidiary or "parent corporation" within the meaning of Section 424(e) of the Code.

         Fair Market Value.    With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A "business day" is any day on which the relevant market is open for trading.

         Grantee.    An Employee or former Employee of the Company or any Subsidiary to whom an Award is or has been granted. With respect to an Award, other than an Incentive Stock Option, a Director to whom an Award is or has been granted is also a Grantee.

         Grantor.    With respect to an Award granted to an Employee, the Committee or the Chairman, as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board or Committee is the Grantor.

         Holder.    The individual who holds an Award, who shall be the Grantee or a Beneficiary.

         Incentive Stock Option or ISO.    An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.

         Non-Qualified Stock Option.    An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option if it does not satisfy the requirements of Section 422 of the Code.

         Nonreporting Person.    A Grantee who is not subject to Section 16 of the Act.

         Option or Stock Option.    A right granted pursuant to Article V.

         Option Period.    The period beginning on the Date of Grant of an Option and ending on the date the Option terminates.

         Option Price.    The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.

         Other Award.    Awards granted pursuant to Article IX.

         Performance Goals.    One or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year's results or to a designated comparison group, in each case as specified by the Grantor in the Award: free cash flow, EBITDA, sales, revenue, revenue growth, income, operating income, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate, gross margins, debt leverage (debt to capital), market capitalization, total enterprise value (market capitalization plus debt), total shareholder return and stock price. With respect to any Award that is intended to be "performance-based compensation" under Section 162 of the Code, (i) the outcome of the Performance Goals must be substantially uncertain at the time the Grantor establishes the Performance Goals, and (ii) to the extent consistent with Section 162 of the Code, the Grantor shall appropriately adjust any Performance Goal to take into account the impact of any of the following events on the Company that occurs during the period to which such Performance Goal is applied: asset write-downs; litigation, claims, judgments, settlements; currency fluctuations and other non-cash charges; changes in applicable law, rule or regulation or accounting principles; accruals for reorganization and restructuring programs; costs incurred in the pursuit of acquisition opportunities; strikes, delays or similar disruptions by organized labor, guilds or horsemen's organizations; national macroeconomic conditions; terrorism and other international hostilities; significant regional weather events; and any other extraordinary, unusual or non-recurring as described in Accounting Principles Board Opinion No. 30 and/or management's discussion and analysis of financial condition and results of operations appearing in the Company's securities filings. Any Award may be granted subject to the attainment of such Performance Goals as determined by the Grantor.

         Phantom Stock Unit.    A right granted under Article VIII.

         Phantom Stock Unit Award.    An Award of Phantom Stock Units under Article VIII.

         Plan.    Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan, as set forth herein and as amended from time to time.

         Reporting Person.    A Grantee who is subject to Section 16 of the Act.

         Restricted Period.    The period of time beginning with the Date of Grant of a Restricted Stock Award or Phantom Stock Unit Award and ending when the Restricted Stock or Phantom Stock Unit is forfeited or when all conditions for vesting are satisfied.

         Restricted Stock.    Shares of Common Stock issued pursuant to a Restricted Stock Award.

         Restricted Stock Award.    An Award of Restricted Stock under Article VII.

         Retirement.    Termination of service by the Grantee on or after the normal retirement date under a plan maintained by the Company or a Subsidiary in which the Grantee is a participant or under an applicable Company policy or procedure or as otherwise agreed to by the Company.

         Rule 16b-3.    Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.

         SAR Base Amount.    An amount set forth in the Award Agreement for a SAR.

         Stock Appreciation Right or SAR.    A right granted under Article VI.

         Stock Appreciation Right Award.    An Award of Stock Appreciation Rights under Article VI.

         Stock Option Award.    An Award of Options under Article V.

         Subsidiary.    Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code.

         Ten Percent Shareholder.    A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).

  Section 2.2    Construction

        Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or Section. The words "includes", "including" and other similar compounds of the word "include" shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III
STOCK AVAILABLE FOR AWARDS

  Section 3.1    Common Stock

        Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

  Section 3.2    Number of Shares Deliverable

        Subject to adjustments as provided in Section 11.2, no more than 6,900,000 shares of Common Stock may be issued under the Plan. Any shares of Common Stock issued under Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock. Any shares of Common Stock issued under Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and sixteen one hundredths (2.16) shares of Common Stock. Any Awards that are not settled in shares of Common Stock shall not count against this limit.

  Section 3.3    Reusable Shares

        Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan.

ARTICLE IV
AWARDS AND AWARD AGREEMENTS

  Section 4.1    General

        4.1.1    Subject to the provisions of the Plan, the Committee may at any time and from time to time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Other Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons, as a group, who are Employees; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons who are Employees.

        4.1.2    The Committee or the Chairman, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate at any time and from time to time those Nonreporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons who are Employees shall be granted; (iii) determine the form or forms of Award to be granted to any Nonreporting Person who is an Employee, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Nonreporting Person who is an Employee; and (v) determine the terms and conditions of each Award to a Nonreporting Person who is an Employee.

        4.1.3    Subject to the provisions of the Plan, the Board or Committee may, at any time and from time to time, (i) determine and designate at any time and from time to time those Directors to whom Awards, other than Incentive Stock Options, are to be granted; (ii) determine the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award to a Director.

        4.1.4    Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date.

  Section 4.2    Eligibility

        Any Director or Employee, including any officer who is an Employee and any director who is an Employee, and, except with respect to Stock Options and SARs, an individual who has accepted the Company's or a Subsidiary's offer of employment but who has not commenced performing services for the Company or a Subsidiary, shall be eligible to receive Awards under the Plan.

  Section 4.3    Terms and Conditions; Award Agreements

        4.3.1    Terms and Conditions.    Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award at the time of the making of the Award or as may be amended or specified thereafter by the Grantor in the exercise of its or his, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time and from time to time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.

        4.3.2    Award Agreements.    Except as otherwise provided in the Plan, each Award granted pursuant to the Plan shall be evidenced by an Award Agreement and shall comply with, and be subject to, the provisions of the Plan.

ARTICLE V
OPTIONS

  Section 5.1    Award of Options

        5.1.1    Grants.    From time to time, the Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Option Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons who are Employees as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Options in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Options to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.

        5.1.2    Types of Options

          5.1.2.1    Employees.    Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.

          5.1.2.2    Directors.    Options granted to Directors pursuant to the Plan will be in the form of Non-Qualified Stock Options.

        5.1.3    Maximum Award To An Individual.    No individual shall be granted in any calendar year Options to purchase more than 1,000,000 shares of Common Stock.

        5.1.4    Internal Revenue Code Limits.    Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as "incentive stock options" (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

  Section 5.2    Option Price

        The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of the of a share of Common Stock on the Date of Grant.

  Section 5.3    Option Periods

        The Grantor shall, from time to time, determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed seven (7) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed 5 years.

  Section 5.4    Exercisability

        5.4.1    Subject to Article X and XIII, each Option shall be exercisable at any time or times during the term of the Option and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may prescribe in the applicable Award Agreement.

        5.4.2    Except as provided in Article X, or as otherwise provided in an Award Agreement, an Option may be exercised only during the Grantee's employment with the Company or any of its Subsidiaries or service as a Director. No Option may be exercised for a fractional share.

        5.4.3    Method of Exercise.    A Holder may exercise an Option, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

  Section 5.5    Time and Method of Payment for Options

        5.5.1    Form of Payment.    The Holder shall pay the Option Price in cash (including a personal check) or, with the Grantor's permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder's broker or dealer who in turn will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the Option Price, with the remainder of the Option Price being payable in cash.

        5.5.2    Time of Payment.    Except in the case where exercise is conditioned on a simultaneous sale of the Option shares pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

        5.5.3    Methods for Tendering Shares.    The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common stock to exercise an Option as it or he, as the case may be, deems appropriate.

  Section 5.6    Delivery of Shares Pursuant to Exercise of Option

        No shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.

ARTICLE VI
STOCK APPRECIATION RIGHTS

  Section 6.1    Award of SARs

        6.1.1    Grants.    From time to time the Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Appreciation Rights Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons who are Employees as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and SARs in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Stock Appreciation Rights to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.

        6.1.2    Maximum Award To An Individual.    No individual shall be granted in any calendar year SARs to purchase more than 1,000,000 shares of Common Stock.

        6.1.3    SAR Base Amount.    The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

  Section 6.2    SAR Periods

        The Grantor shall, from time to time, determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed seven (7) years from the Date of Grant.

  Section 6.3    Exercisability

        6.3.1    Subject to Articles X and XIII, each SAR shall be exercisable at any time or times during the term of the SAR and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may, from time to time, prescribe in the applicable Award Agreement.

        6.3.2    Except as provided in Article X, or as otherwise provided in an Award Agreement, a SAR may be exercised only during the Grantee's employment with the Company or any of its Subsidiaries or service as a Director.

  Section 6.4    Method of Exercise

        A Holder may exercise a SAR, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

  Section 6.5    Payment Amount, Time and Method of Payment With Respect to SARs

        6.5.1    A SAR entitles the Holder thereof, upon the Holder's exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.

        6.5.2    Any payment which may become due from the Company by reason of a Grantee's exercise of a SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as determined by the Grantor and as provided in the Award Agreement.

        6.5.3    In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.

        6.5.4    Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

  Section 6.6    Nature of SARs

        SARs shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees' rights hereunder are limited to the rights to receive cash and shares of Common Stock as provided in the Plan.

ARTICLE VII
RESTRICTED STOCK AWARDS

  Section 7.1    Grants

        From time to time, the Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant in such number as the Committee or the Chairman may determine Restricted Stock Awards to such Nonreporting Persons who are Employees as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Restricted Stock Awards to such Directors as the Board or Committee may select in its sole discretion. A Restricted Stock Award is a grant of shares of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.

  Section 7.2    Maximum Award to An Individual

        No individual shall be granted or receive in any calendar year a Restricted Stock Award of more than 1,000,000 shares of Common Stock.

  Section 7.3    Restricted Period

        The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director, as the case may be, for a period of time specified in the Award Agreement or the attainment of one or more Performance Goals within a time period specified in the Award Agreement. A Restricted Stock Award may, if the Grantor in its sole discretion decides, provide for an unconditioned grant.

  Section 7.4    Restrictions and Forfeiture

        Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by the Holder.

  Section 7.5    Issuance of Stock and Stock Certificate(s)

        7.5.1    Issuance.    As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.4) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.

        7.5.2    Custody and Registration.    Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

  Section 7.6    Shareholder Rights

        Following registration in the Grantee's name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares and the right to receive dividends, subject to the restrictions and forfeitures set forth herein. Any shares of Common Stock distributed as a dividend or otherwise with respect to any shares of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock shares.

  Section 7.7    Delivery of Shares

        Upon the expiration (without a forfeiture) or earlier termination of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan.

ARTICLE VIII
PHANTOM STOCK UNIT AWARDS

  Section 8.1    Grants

        From time to time, the Committee may grant Phantom Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Phantom Stock Unit Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his, as the case May be, sole discretion who are Employees; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and Phantom Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Phantom Stock Unit Awards to such Directors as the Board or Committee may select in its sole discretion. A Phantom Stock Unit represents the right to receive, without payment to the Company, shares of Common Stock, an amount of cash equal to the value of a share of Common Stock on a future date or any combination thereof, as determined by the Grantor.

  Section 8.2    Maximum Award to An Individual

        No individual shall be granted or receive in any calendar year a combination of Phantom Stock Unit Awards representing more than 1,000,000 shares of Common Stock.

  Section 8.3    Vesting of Phantom Stock Unit Awards

        Phantom Stock Units shall become vested as determined by the Grantor, from time to time, and as set forth in the applicable Award Agreement, unless otherwise described in the Plan.

  Section 8.4    Cash Value of Phantom Stock Unit Payments

        The amount payable with respect to each vested Phantom Stock Unit payable in cash shall be an amount determined by multiplying the number of Phantom Stock Units by the Fair Market Value of one share of Common Stock as of the date of payment.

  Section 8.5    Time of Payment

        Amounts payable in connection with a Phantom Stock Unit shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.

  Section 8.6    Nature of Phantom Stock Units

        Phantom Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. Phantom Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Phantom Stock Units shall be and remain the sole property of the Company and all Grantees' rights hereunder are limited to the rights to receive cash or shares of Common Stock as provided in the Plan.

ARTICLE IX
OTHER AWARDS

  Section 9.1    Grants

        From time to time, the Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Other Awards to such Nonreporting Persons who are Employees as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Other Awards to such Directors as the Board or Committee may select in its sole discretion. An Other Award may or may not be evidenced by an Award Agreement.

  Section 9.2    Maximum Award to An Individual

        9.2.1    Awards Denominated or Payable with Reference to Common Stock.    No individual shall be granted or receive in any calendar year Other Awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) representing more than 1,000,000 shares of Common Stock.

        9.2.2    Awards Denominated or Payable with Reference to Cash.    No individual shall be granted or receive in any calendar year Other Awards denominated by or payable in cash representing more than $6,000,000.

  Section 9.3    Description of Other Awards

        An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan, including but not limited to being subject to Performance Goals. Such Awards may provide for the payment of shares of Common Stock or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.

ARTICLE X
TERMINATION OF EMPLOYMENT OR CESSATION OF BOARD SERVICE

  Section 10.1    Stock Options and SARs

        If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Options or SARs ceases to be an Employee or Director of the Company and all Subsidiaries for any reason, then the Grantee's Options and SARs that are exercisable as of the termination or cessation date shall be cancelled and forfeited at the end of the 120th day after such date and all Options and SARs that are not exercisable as of the termination or cessation date shall be forfeited and cancelled as of such date except in cases of where such termination of employment or cessation of service is a result of (i) the Grantee's death or Disability, in which case the Grantee's Options or SARs that are not then exercisable shall thereupon become exercisable and all Options and SARs shall remain exercisable for the balance of their respective terms, (ii) resignation (other than for Retirement) by the Employee or Director, in which case the Grantee's Options or SARs that are exercisable as of such termination or cessation date shall be cancelled and forfeited at the end of the 30th day after such date and (iii) termination for Cause by the Company, a Subsidiary, or the Board, in which case all of the Grantee's Options and SARs, whether or not then exercisable, shall be cancelled and forfeited as of such termination date.

  Section 10.2    Restricted Stock and Phantom Stock Units

        If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Restricted Stock or Phantom Stock Units ceases to (i) be employed by the Company and all Subsidiaries or (ii) serve as a Director, then all of the Grantee's Restricted Stock and Phantom Stock Units that remain subject to restriction or vesting at such time shall be cancelled and forfeited except in cases of such Grantee's death or Disability, in which case any remaining restriction or vesting shall thereupon lapse.

  Section 10.3    Date of Termination of Employment

        Termination of employment of a Grantee for any of the reasons enumerated in this Article X shall, for purposes of the Plan, be deemed to have occurred as of the date which is recorded in the ordinary course in the Company's or a Subsidiary's books and records in accordance with the then-prevailing procedures and practices of the Company or the Subsidiary or, if earlier with respect to Awards that are "deferred compensation" under Section 409A of the Code, when a Grantee has a "separation from service" as defined in the regulations promulgated under Section 409A of the Code.

  Section 10.4    Specified Employee Restriction

        Notwithstanding anything in this Plan to the contrary, with respect to any Award that constitutes "nonqualified deferred compensation" subject to Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to such Award upon the Holder's termination of employment or service shall be delayed until the first day of the seventh month following his "separation from service" as defined under Section 409A of the Code, if the Holder is a "specified employee" within the meaning of Section 409A of the Code (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A of the Code maintained by the Company and its Subsidiaries).

  Section 10.5    Immediate Forfeiture; Acceleration

        Except as otherwise provided in this Article X or in an Award Agreement or as otherwise determined by the Grantor, once a Grantee's employment terminates or Board service ceases, as the case may be, any Award that is not then exercisable or vested or as to which any restrictions have not lapsed shall be cancelled and forfeited to the Company; provided, however, that the Grantor may, subject to the provisions of Sections 5.3 and 6.2, extend the periods during which Awards may be exercised or provide for acceleration or continuation of the exercise or vesting date or the lapse of restrictions of such Awards to such extent and under such terms and conditions as such Grantor deems appropriate.

  Section 10.6    Terms of Award Agreement

        The terms of any Award Agreement may address any of the issues provided for in this Article. In the event of a discrepancy between such terms and the terms of this Article, the terms of the Award Agreement shall apply.

ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS

  Section 11.1    Withholding Taxes

        The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes.

  Section 11.2    Adjustments to Reflect Capital Changes

        11.2.1    Recapitalization, etc.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised), or otherwise affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

        11.2.1.1    the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the Plan (other than the individual limits set forth in Sections 5.1.3, 6.1.2, 7.2, 8.2 and 9.2.1, which shall not be subject to adjustment unless such adjustment can be made in a manner that satisfies the requirements of Section 162(m) of the Code);

        11.2.1.2    the number and type of shares of Common Stock or other securities subject to outstanding Awards;

        11.2.1.3    the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

        11.2.1.4    other value determinations applicable to outstanding Awards.

        11.2.2    Sale or Reorganization.    After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above.

        11.2.3    Options to Purchase Stock of Acquired Companies.    After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation whose stock subject to the old options may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

  Section 11.3    Failure to Comply with Terms and Conditions

        Notwithstanding any other provision of the Plan, any outstanding Awards, including, without limit, any rights of payment or delivery or any other rights of a Holder with respect to any Award shall, unless otherwise determined by the Grantor, be immediately forfeited and cancelled if the Holder:

          (i)    breaches any term, restriction and/or condition of the Plan, any Award Agreement or any employment, separation or other agreement between the Holder and the Company or its Subsidiaries; or

          (ii)   while serving as a Director or an Employee, is employed by or serves as a director of a competitor of the Company or its Subsidiaries, or shall be engaged in any activity in competition with the Company or its Subsidiaries; or

          (iii)  within one (1) year of the Grantee's termination of employment or cessation of Board service with the Company and its Subsidiaries, solicits or assists in soliciting, directly or in any manner, any person employed by the Company or a Subsidiary to leave such employment or recruit, make an offer of employment to, or hire any such person; or

          (iv)  divulges at any time any confidential information belonging to the Company or any Subsidiary.

        The determination of the Grantor as to the occurrence of any of the events specified in this Section 11.3 shall be conclusive and binding upon all persons for all purposes.

  Section 11.4    Regulatory Approvals and Listing

        The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company's Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable.

  Section 11.5    Restrictions Upon Resale of Stock

        If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended ("Securities Act"), pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his own account and not with a view to the distribution thereof.

  Section 11.6    Reporting Person Limitation

        Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act and any successor provision, any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after the earlier of acquisition of the security or the date of grant of the derivative security, if any, pursuant to which the Common Stock or other equity security was acquired.

ARTICLE XII
ADMINISTRATION OF THE PLAN

  Section 12.1    Committee

        The Plan shall be administered by or under the direction of the Committee.

  Section 12.2    Committee Actions

        Except for matters required by the terms of the Plan to be decided by the Board or the Chairman, the Committee shall have full power and authority to interpret and construe the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.

  Section 12.3    Designation of Beneficiary

        Each Holder may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his death. A Holder may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Holder's death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder's estate shall be entitled to receive the Award, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

  Section 12.4    No Right to an Award or to Continued Employment

        No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the Chairman pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company's or a Subsidiary's right to make employment decisions with respect to any Grantee.

  Section 12.5    Discretion of the Grantor

        Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor's determinations under the Plan, including, without limitation the determination of any person to receive awards and the amount of such awards, need not be uniform.

  Section 12.6    Indemnification and Exculpation

        12.6.1    Indemnification.    Each person who is or shall have been a member of the Board or the Committee and each director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an "Indemnified Person"), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company's charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

        12.6.2    Exculpation.    No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

  Section 12.7    Unfunded Plan

        The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected employees. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan, but no Grantee shall have any right in or against any shares of stock so acquired. All such stock shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

  Section 12.8    Inalienability of Rights and Interests

        The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder, provided that transfers pursuant to a qualified domestic relations order shall be allowable. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation, any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Company may elect to irrevocably transfer some or all of an Award to a family member. For this purpose, a family member shall refer to one or more of the Holder's spouse, children or grandchildren, or to a trust established solely for the benefit of, or to a partnership whose partners are, the Holder's spouse, children and grandchildren; provided, however, that:

            (i)  the Award, once transferred, may not again be transferred except by will or by the laws of descent and distribution;

           (ii)  the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the "Transferee") must comply with all other provisions of the Award; and

          (iii)  the Holder receives no consideration for such transfer. No transferred Award shall be exercisable following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his relationship to the Holder.

  Section 12.9    Awards Not Includable for Benefit Purposes

        Except as otherwise set forth in any applicable 401(k) plan, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Grantee which are maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee.

  Section 12.10    No Issuance of Fractional Shares

        The Company shall not be required to deliver any fractional share of Common Stock but, as determined by the Committee, may pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.

  Section 12.11    Modification for International Grantees

        Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantee in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.

  Section 12.12    Leaves of Absence

        The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and, (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to Awards that are "deferred compensation" under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan when the recipient has a "separation from service" as defined in the regulations promulgated under Section 409A of the Code.

  Section 12.13    Communications

        12.13.1    Communications by the Grantor.    All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his address last appearing on the records of the Company.

        12.13.2    Communications by the Directors, Employees, and Others.    All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company's principal office to the attention of the Company's Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

  Section 12.14    Parties in Interest

        The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.

  Section 12.15    Severability

        Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

  Section 12.16    Compliance with Laws

        The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

  Section 12.17    No Strict Construction

        No rule of strict construction shall be implied against the Company, the Committee, the Chairman or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.

  Section 12.18    Modification

        This document contains all of the provisions of the Plan and no provisions may be waived, modified or otherwise altered except in a writing adopted by the Board.

  Section 12.19    Governing Law

        All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.

ARTICLE XIII
CHANGE OF CONTROL

  Section 13.1    Options and SARS

        In the event of a Change of Control, all Options and SARs outstanding on the date of such Change of Control shall become immediately and fully exercisable, provided that in the case of any outstanding Options or SARs subject to a performance-based vesting schedule, performance shall be deemed to have been achieved at the target level or, if greater, the actual level of achievement as of the date of the Change of Control, annualized for the entire performance period, if appropriate, and, in the case of SARs, if payable in cash, shall be paid within thirty (30) days after a Change of Control to all Grantees who have been granted such Award. In all other respects not inconsistent with such acceleration, the Options and SARs shall continue to be governed by the terms of their Award Agreements and the Plan.

  Section 13.2    Restricted Stock Awards and Phantom Stock Unit Awards

        In the event of a Change of Control, all restrictions with respect to Restricted Stock Awards and Phantom Stock Unit Awards shall immediately lapse, provided that in the case of any outstanding Restricted Stock Awards or Phantom Stock Unit Awards with restrictions subject to the achievement of certain performance-based goals, performance shall be deemed to have been achieved at the target level or, if greater, the actual level of achievement as of the date of the Change of Control, annualized for the entire performance period, if appropriate, and, if payable in cash, shall be paid within thirty (30) days after a Change of Control to all Grantees who have been granted such Award.

ARTICLE XIV
AMENDMENT AND TERMINATION

  Section 14.1    Amendment; No Repricing

        The Board with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner that it or he, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders' approval under any applicable law, the Code or stock exchange requirements. No modification, alteration or amendment of the Plan or any Award Agreement may, without the consent of the Grantee (or the Grantee's Beneficiaries in case of the Grantee's death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any right of such Grantee under such Award, except in accordance with the provisions of the

Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARS previously awarded to any Grantee, whether through amendment, cancellation or replacement grant, or any other means, without the requisite prior affirmative approval of the shareholders of the Company.

  Section 14.2    Suspension or Termination

        The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any right or obligation with respect to any Award theretofore made except as herein otherwise provided.

ARTICLE XV
SECTION 409A

        It is the intention of the Company that no Award shall constitute a "nonqualified deferred compensation plan" subject to Section 409A of the Code, unless and to the extent that the Grantor specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Grantor determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN

        The Plan shall become effective on the Effective Date if it is approved by the shareholders of the Company. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

PROXY

® PENN NATIONAL GAMING, INC.

PENN NATIONAL GAMING, INC. 825 BERKSHIRE BLVD., SUITE 200 WYOMISSING, PA 19610

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic deliver of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Penn National Gaming, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Penn National Gaming, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PENNG1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN NATIONAL GAMING, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF PETER M. CARLINO AND HAROLD CRAMER AND “FOR” ITEMS NO. 2, 3 AND 4.

Vote On Directors			For	Withhold	For All
			All	All	Except
1.

For the election of Peter M. Carlino and Harold Cramer to serve as Class III Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2011 or until their respective successors are elected and qualified:

			☐	☐	☐

	01) Peter M. Carlino	02) Harold Cramer

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

Proposals			For	Against	Abstain

2.	Approval to utilize a “private placement” instead of a “public offering” if the Company elects to issue shares of common stock to redeem its Series B Redeemable Preferred Stock.		☐	☐	☐

3.	Approval of 2008 Long Term Incentive Compensation Plan.		☐	☐	☐

4.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.		☐	☐	☐

5.	In their discretion, such other business as may properly come before the annual meeting.

For comments, please check this box and write them on the back where indicated			☐

Please sign exactly as name appears. For joint accounts, each joint owner must sign.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY

PENN NATIONAL GAMING, INC.

ANNUAL MEETING OF SHAREHOLDERS,                                        , 2008

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s)                         and                         , and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of Penn National Gaming, Inc. (the “Company”), which the shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders thereof to be held on                            , 2008 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN.  IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR” SUCH ITEM AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
SEE		SEE
REVERSE	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	REVERSE
SIDE	PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.	SIDE

2

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Penn National Gaming, Inc. 825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania 19610

Penn National Gaming, Inc. 825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania 19610
INFORMATION CONCERNING SOLICITATION AND VOTING
GOVERNANCE OF THE COMPANY
PROPOSAL 1—ELECTION OF CLASS III DIRECTORS
PROPOSAL NO. 2—APPROVAL FOR THE COMPANY TO UTILIZE A "PRIVATE PLACEMENT" INSTEAD OF A "PUBLIC OFFERING" IF THE COMPANY ELECTS TO ISSUE SHARES OF COMMON STOCK TO REDEEM ITS SERIES B REDEEMABLE PREFERRED STOCK.
PROPOSAL NO. 3—APPROVAL OF THE COMPANY'S 2008 LONG TERM INCENTIVE COMPENSATION PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 4—RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008
COMPENSATION DISCUSSION AND ANALYSIS
Report of the Compensation Committee
2007 Grants of Plan-Based Awards
Outstanding 2007 Equity Awards at Fiscal Year-End
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
Notes to Security Ownership of Principal Shareholders and Management Table
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
OTHER MATTERS
PENN NATIONAL GAMING, INC. 2008 LONG TERM INCENTIVE COMPENSATION PLAN (Effective , 2008)

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